UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
SYNOVUS FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Notice of the 2012 Annual Meeting of Shareholders

Thursday, April 26, 2012

10:00 a.m.

Columbus Georgia Convention and Trade Center, 801 Front Avenue, Columbus, Georgia 31901

Items of Business:

1.	To elect as directors the 15 nominees named in the attached Proxy Statement;

2.	To approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee;

3.	To re-approve the material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan;

4.	To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2012; and

5.	To transact such other business as may properly come before the meeting and any adjournment thereof.

Who may vote:

You can vote if you were a shareholder of record on February 16, 2012.

Annual Report:

A copy of the 2011 Annual Report accompanies this Proxy Statement.

Your vote is important. Please vote in one of the following ways:

1.	Use the toll-free telephone number shown on your proxy card;

2.	Visit the Internet website listed on your proxy card;

3.	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided; or

4.	Submit a ballot at the Annual Meeting.

This Notice of the 2012 Annual Meeting of Shareholders and the accompanying Proxy Statement are sent by order of the Board of Directors.

March 16, 2012

Samuel F. Hatcher

Secretary

YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE YOUR SHARES PROMPTLY

PROXY STATEMENT SUMMARY		2

VOTING INFORMATION		6

CORPORATE GOVERNANCE AND BOARD MATTERS		10

DIRECTOR COMPENSATION		17

PROPOSALS TO BE VOTED ON		20

Proposal 1	Election of 15 Directors	20

Proposal 2	Approval of Compensation of our Named Executive Officers as Determined by the Compensation Committee	25

Proposal 3	Re-Approval of the Material Terms of Performance Goals under Synovus Financial Corp. 2007 Omnibus Plan, as required by Section 162(m) of the Internal Revenue Code	27

Proposal 4	Ratification of Appointment of the Independent Auditor	32

EXECUTIVE OFFICERS		33

STOCK OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS		34

AUDIT COMMITTEE REPORT		36

EXECUTIVE COMPENSATION		38

COMPENSATION COMMITTEE REPORT		49

SUMMARY COMPENSATION TABLE		51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		56

PRINCIPAL SHAREHOLDERS		58

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		59

SHAREHOLDER PROPOSALS AND NOMINATIONS		59

GENERAL INFORMATION		60

Financial Information		60

Solicitation of Proxies		60

Householding		60

APPENDIX A SYNOVUS FINANCIAL CORP. DIRECTOR INDEPENDENCE STANDARDS		A-1

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Annual Report”) which accompanies this Proxy Statement. You should read the entire Proxy Statement and our 2011 Annual Report carefully before voting.

Annual Meeting of Shareholders

•	Time and Date: 10:00 a.m.; Thursday, April 26, 2012

•	Place: Columbus Georgia Convention and Trade Center

801 Front Avenue

Columbus, Georgia 31901

•	Record Date: February 16, 2012

•	Voting: Shareholders as of the record date are entitled to vote.

How to Cast Your Vote

You can vote by any of the following methods:

•	Telephone by calling the toll-free telephone number shown on your proxy card;

•	Internet by logging on the website for Internet voting shown on your proxy card;

•	Completing, dating, signing and returning your proxy card and certification; or

•	In person at the Annual Meeting.

Meeting Agenda

•	Election of 15 directors;

•	Approval of compensation of our named executive officers as determined by the Compensation Committee;

•	Re-approval of material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan, as required by Section 162(m) of the Internal Revenue Code;

•	Ratification of KPMG LLP as our independent auditor for the year 2012; and

•	Transaction of other business that may properly come before the meeting.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         2

Voting Matters

Matter	Board Vote Recommendation	Page Reference (for more information)
Election of 15 directors	FOR each director nominee	Page 20
Approval of compensation of our named executive officers as determined by the Compensation Committee	FOR	Page 25
Re-approval of material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan, as required by Section 162 (m) of the Internal Revenue Code	FOR	Page 27
Ratification of KPMG LLP as independent auditor for the year 2012	FOR	Page 32

Executive Compensation

2011 Performance

2011 was an inflection point for Synovus. Despite continuing challenges from a struggling U.S. economy, Synovus had a number of significant accomplishments including, most importantly, a return to profitability in the second half of the year. Key achievements in 2011 include the following:

•

Return to profitability in the second half of 2011—Synovus reported net income available to common shareholders of $12.8 million for the fourth quarter of 2011, compared to net income available to shareholders of $15.7 million for the third quarter of 2011, and a net loss of $180.0 million in the fourth quarter of 2010. For 2011, Synovus reported a net loss attributable to common shareholders of $118.7 million, an 86.0% improvement compared to a net loss attributable to common shareholders of $848.2 million for 2010.

•

Continued improvement in credit metrics—We continued to aggressively manage credit and improve credit quality metrics. Total credit costs were $568.1 million in 2011, a 57.3% decline from $1.33 billion in 2010. Total net charge-offs were $585.8 million in 2011, a 57.3% decline from $1.37 billion in 2010. New non-performing loan inflows were $948.8 million in 2011, a 40.2% improvement from $1.59 billion in 2010. The total write-downs and allowance on total non-performing assets at December 31, 2011 is approximately 43%.

•

Continued disposition of distressed assets—During 2011, we continued to execute on our strategy to dispose of distressed assets, disposing of $702.5 million of distressed assets. As a result, non-performing assets have continued to decline at a steady pace and were $1.12 billion at December 31, 2011, a 12.7% decline from December 31, 2010, and a 39.4% decline from the peak in the first quarter of 2010.

•

Net interest margin—Net interest margin in the fourth quarter of 2011 was 3.52%, an increase of five basis points from the third quarter of 2011 and an increase of fifteen basis points from the fourth quarter of 2010.

•

Focus on expense control—In 2011, we continued our focus on expense control and realized a $105.8 million or a 10.5% reduction in total non-interest expense, and a $95.3 million or 11.7% reduction in core non-interest expense. Total reported non-interest expense for 2011 was $903.8 million compared to $1.01 billion for 2010.

For more information regarding 2011 performance, please refer to the full discussion of Synovus’ financial results of operations for 2011 in our 2011 Annual Report.

Despite these significant accomplishments, our stock price continued to be impacted by the macro-economic and other factors impacting financial stocks in general and by continuing concerns around Synovus’ levels of non-performing assets, among other things.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         3

2011 Compensation

The compensation of executives in 2011 reflects Synovus’ performance. For example:

Base Salaries

•

The Chief Executive Officer did not receive a base salary increase in 2011, and the other named executive officers received only a modest (2.5%) base salary increase, consistent with the base salary increases for other team members. Although the Chief Executive Officer did not receive a base salary increase in 2011, the base salary and total compensation paid to the Chief Executive Officer in the Summary Compensation Table on page 51 reflect an increase from 2010 because 2011 was his first full year in the role (he began serving as Chief Executive Officer in October 2010).

•	The base salaries and, consequently, the total compensation paid to our named executive officers continue to be below median market data.

Short-Term Incentives

•	For the fifth year in a row, we paid no bonuses to any of our executive officers, including our named executive officers.

Long-Term Incentives

•

Synovus granted restricted stock units to our executive officers with both a performance component and a service component. In order for the awards to vest, the restricted stock units require that Synovus have two consecutive quarters of profitability and repay its obligations under the Capital Purchase Program implemented as part of the Troubled Asset Relief Program, or TARP. Additionally, the executive officer must complete two years of service.

•	Because our long-term incentive program is denominated entirely in equity vehicles, it has been directly impacted by the decline in our stock price:

-	Outstanding stock options are “underwater,” meaning that the exercise price exceeds the current value of the shares. This will continue until stock prices return to their former levels.

-	Outstanding restricted stock units have declined in value along with the declines in our stock price.

•

Because of our stock ownership guidelines and “hold until retirement” requirements, executives hold a significant amount of Synovus stock, which has declined in value the same as all other shareholders’ stock.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         4

We believe that the compensation delivered to each named executive officer in 2011 was fair and reasonable. Synovus’ executive compensation is also below the median of our peers. The chart below compares our Chief Executive Officer’s total compensation in 2011 to data from our peer group:

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         5

VOTING INFORMATION

Purpose

You received this Proxy Statement and the accompanying proxy card because the Board of Directors of Synovus Financial Corp., or Synovus, is soliciting proxies to be used at Synovus’ 2012 Annual Meeting of Shareholders, or Annual Meeting, which will be held on April 26, 2012, at 10:00 a.m., at the Columbus Georgia Convention and Trade Center, 801 Front Avenue, Columbus, Georgia 31901. Proxies are solicited to give all shareholders of record an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement, you will find information on matters to be voted upon at the Annual Meeting or any adjournment of that meeting.

Internet Availability of Proxy Materials

As permitted by the federal securities laws, Synovus is making this Proxy Statement and its 2011 Annual Report available to its shareholders via the Internet instead of mailing printed copies of these materials to each shareholder. On March 16, 2012, we mailed to our shareholders (other than those who previously requested electronic or paper delivery and other than those holding a certain number of shares) a Notice of Internet Availability, or Notice, containing instructions on how to access our proxy materials, including this Proxy Statement and the accompanying 2011 Annual Report. These proxy materials are being made available to our shareholders on or about March 16, 2012. The Notice also provides instructions regarding how to access your proxy card to vote through the Internet or by telephone. The Proxy Statement and 2011 Annual Report are also available on our website at www.synovus.com/2012annualmeeting.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials by mail unless you request printed materials. If you wish to receive printed proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

If you receive more than one Notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account over the Internet or by telephone or sign and return by mail all proxy cards.

Who Can Vote

You are entitled to vote if you were a shareholder of record of Synovus common stock as of the close of business on February 16, 2012. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from such holder of record. You must follow the voting instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to shareholders owning shares through certain banks, brokers and other holders of record. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Quorum and Shares Outstanding

A majority of the votes entitled to be cast by the holders of the outstanding shares of Synovus common stock must be present, either in person or represented by proxy, in order to conduct the Annual Meeting. On February 16, 2012, 792,254,596 shares of Synovus common stock were outstanding.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         6

Proxies

The Board has designated two individuals to serve as proxies to vote the shares represented by proxies at the Annual Meeting. If you properly submit a proxy but do not specify how you want your shares to be voted, your shares will be voted by the designated proxies in accordance with the Board’s recommendations as follows:

(1)	FOR the election of the 15 director nominees named in this Proxy Statement;

(2)	FOR the approval of the compensation of Synovus’ named executive officers as determined by the Compensation Committee;

(3)	FOR the re-approval of the material terms of performance goals under the Synovus’ 2007 Omnibus Plan; and

(4)	FOR the ratification of the appointment of KPMG LLP as Synovus’ independent auditor for the year 2012.

The designated proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting. At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting.

Required Votes

The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is described below:

Proposal 1     Election of 15 Directors

To be elected, each of the 15 director nominees named in this Proxy Statement must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. If a nominee who currently is serving as a director does not receive the required vote for re-election, Georgia law provides that such director will continue to serve on the Board of Directors as a “holdover” director. However, pursuant to Synovus’ Corporate Governance Guidelines, each holdover director has tendered an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, our Corporate Governance and Nominating Committee would consider the resignation and make a recommendation to the Board of Directors about whether to accept or reject such resignation and publicly disclose its decision within 90 days following certification of the shareholder vote.

All Other Proposals

For all of the other proposals described in this Proxy Statement, the affirmative vote of a majority of the votes cast is required to approve each such proposal.

Abstentions and Broker Non-Votes

Under certain circumstances, including the election of directors and matters involving executive compensation, banks and brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions to the broker (a “broker non-vote”). In these cases, for as long as a routine matter is also being voted on, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for the purpose of determining if a quorum is present, but will not be included as votes cast with respect to those matters. Whether a bank or broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions only with respect to “Proposal 4 – Ratification of Appointment of Independent Auditor” but not with respect to any of the other proposals to be voted on at the Annual Meeting.

Broker non-votes and abstentions will have no effect on any of the proposals to be considered at the Annual Meeting.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         7

How You Can Vote

If you hold shares in your own name, you may vote by proxy or in person at the Annual Meeting. To vote by proxy, you may select one of the following options:

Vote By Telephone

You can vote your shares by telephone by calling the toll-free telephone number (at no cost to you) shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate the shareholder by using individual control numbers. If you vote by telephone, you do NOT need to return your proxy card.

Vote By Internet

You can also choose to vote on the Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. You will be given the opportunity to confirm that your instructions have been properly recorded, and you can consent to view future proxy statements and annual reports on the Internet instead of receiving them in the mail. If you vote on the Internet, you do NOT need to return your proxy card.

Vote By Mail

If you choose to vote by mail, simply mark your proxy card, date and sign it, sign the certification and return it in the postage-paid envelope provided.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy or broker’s proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting.

Description of Voting Rights

Under our Articles of Incorporation and bylaws, holders of our common stock are entitled to one vote per share unless the holder can demonstrate that the shares meet the criteria for being entitled to ten votes per share. Holders of Synovus common stock are entitled to ten votes on each matter submitted to a vote of shareholders for each share of Synovus common stock owned on February 16, 2012 which: (1) has had the same beneficial owner since April 24, 1986; (2) has been beneficially owned continuously by the same shareholder since February 16, 2008; (3) is held by the same beneficial owner to whom it was issued as a result of an acquisition of a company or business by Synovus where the resolutions adopted by Synovus’ Board of Directors approving the acquisition specifically grant ten votes per share; (4) is held by the same beneficial owner to whom it was issued by Synovus, or to whom it transferred by Synovus from treasury shares, and the resolutions adopted by Synovus’ Board of Directors approving such issuance and/or transfer specifically grant ten votes per share; (5) was acquired under any employee, officer and/or director benefit plan maintained for one or more employees, officers and/or directors of Synovus and/or its subsidiaries, and is held by the same owner for whom it was acquired under any such plan; (6) was acquired by reason of participation in a dividend reinvestment plan offered by Synovus and is held by the same owner who acquired it under such plan; or (7) is owned by a holder who, in addition to shares which are beneficially owned under the provisions of (1)-(6) above, is the owner of less than 1,139,063 shares of Synovus common stock (which amount is equal to 100,000 shares, as appropriately adjusted to reflect any change in shares of Synovus common stock by means of stock splits, stock dividends, any recapitalization or otherwise occurring after April 24, 1986). For purposes of determining voting power under these provisions, any share of Synovus common stock acquired pursuant to stock options shall be deemed to have been acquired on the date the option was granted, and any shares of common stock acquired as a direct result of a stock split, stock dividend or other type of share distribution will be deemed to have been acquired and held continuously from the date on which shares with regard to such dividend shares were issued were acquired. The actual voting power of each holder of shares of Synovus common stock will be based on information possessed by Synovus at the time of the Annual Meeting.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         8

For purposes of the foregoing, a beneficial owner of a share of our common stock is defined to include a person or group of persons who, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares (1) voting power, which includes the power to vote, or to direct the voting of such share of common stock, (2) investment power, which includes the power to direct the sale or other disposition of such share of common stock, (3) the right to receive, retain or direct the distribution of the proceeds of any sale or other disposition of such share of common stock, or (4) the right to receive or direct the disposition of any distributions, including cash dividends, in respect of such share of common stock.

Shares of Synovus common stock are presumed to be entitled to only one vote per share unless this presumption is rebutted by providing evidence to the contrary to Synovus. Shareholders seeking to rebut this presumption should complete and execute the certification appearing on their proxy card. Synovus reserves the right to require evidence to support the certification. SHAREHOLDERS WHO DO NOT CERTIFY ON THEIR PROXIES SUBMITTED BY MAIL, INTERNET OR PHONE THAT THEY ARE ENTITLED TO TEN VOTES PER SHARE OR WHO DO NOT PRESENT SUCH A CERTIFICATION IF THEY ARE VOTING IN PERSON AT THE ANNUAL MEETING WILL BE ENTITLED TO ONLY ONE VOTE PER SHARE.

Synovus common stock is registered with the Securities and Exchange Commission, or SEC, and is traded on the New York Stock Exchange, or NYSE. Accordingly, Synovus’ common stock is subject to the provisions of a NYSE rule which, in general, prohibits a company’s common stock and equity securities from being authorized or remaining authorized for trading on the NYSE if the company issues securities or takes other corporate action that would have the effect of nullifying, restricting or disparately reducing the voting rights of existing shareholders of the company. However, the rule contains a “grandfather” provision, under which Synovus’ ten vote provision falls, which, in general, permits grandfathered disparate voting rights plans to continue to operate as adopted. The number of votes that each shareholder will be entitled to exercise at the Annual Meeting will depend upon whether each share held by the shareholder meets the requirements which entitle one share of Synovus common stock to ten votes on each matter submitted to a vote of shareholders. Such determination will be made by Synovus based on information possessed by Synovus at the time of the Annual Meeting.

Synovus Stock Plans

If you participate in the Synovus Dividend Reinvestment and Direct Stock Purchase Plan, the Synovus Employee Stock Purchase Plan and/or the Synovus Director Stock Purchase Plan, your proxy card represents shares held in the respective plan, as well as shares you hold directly in certificate form registered in the same name. If you hold shares of Synovus common stock through a 401(k) plan, you will receive a separate proxy card representing those shares of Synovus common stock.

Revocation of Proxy

If you are a shareholder of record and vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by (1) signing another proxy card with a later date and returning it to us prior to the Annual Meeting, (2) voting again by telephone or on the Internet prior to the Annual Meeting, or (3) attending the Annual Meeting in person and casting a ballot.

If your Synovus shares are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change or revoke your vote.

Attending the Annual Meeting

The Annual Meeting will be held on Thursday, April 26, 2012 at 10:00 a.m. at the Columbus Georgia Convention and Trade Center, 801 Front Avenue, Columbus, Georgia. Directions to the Trade Center can be obtained from the Investor Relations page of Synovus’ website at www.synovus.com. If you are unable to attend the meeting, you can listen to it live and view the slide presentation over the Internet at www.synovus.com/2012annualmeeting.

Additionally, we will maintain copies of the slides and audio of the presentation for the Annual Meeting on our website for reference after the meeting. Information included on Synovus’ website, other than the Proxy Statement and form of proxy, is not a part of the proxy soliciting material.

Voting Results

You can find the preliminary voting results of the Annual Meeting in Synovus’ Current Report on Form 8-K, which Synovus will file with the SEC no later than May 2, 2012.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         9

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Philosophy

The business affairs of Synovus are managed under the direction of the Board of Directors in accordance with the Georgia Business Corporation Code, as implemented by Synovus’ Articles of Incorporation and bylaws. The role of the Board of Directors is to effectively govern the affairs of Synovus for the benefit of its shareholders and other constituencies. The Board strives to ensure the success and continuity of Synovus’ business through the election of qualified management. It is also responsible for ensuring that Synovus’ activities are conducted in a responsible and ethical manner. Synovus and its Board of Directors are committed to having sound corporate governance principles.

Recent Corporate Governance Initiatives

In the second half of 2010, Synovus’ Board and management concentrated significant efforts and resources into a review of Synovus’ overall corporate governance practices, focused on succession planning, responsiveness to the changing needs for financial institution boards in the current regulatory environment (including the pending governance changes for financial institutions contemplated by The Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the Dodd-Frank Act) and consideration of governance practices among similarly sized financial institutions. In November 2010, after careful consideration and reflection, the Board approved a series of changes to Synovus’ corporate governance structure. These changes include:

•

Reducing the overall size of the Board, taking into account the age and expertise of existing directors, the need for orderly succession planning of the Board and its committees, desired diversity of subject matter and technical expertise, and independence requirements;

•

Decreasing the mandatory retirement age of directors to age 72, subject to such exceptions as the Board deems necessary or appropriate to facilitate orderly succession planning of the Board and its committees;

•	Reducing the number of current or former executives of Synovus serving on the Board, after taking into account the need for orderly succession planning of the Board and its committees;

•

Reducing the size of the Executive Committee of the Board to consist solely of the chairpersons of each standing Board committee and Synovus Bank’s Credit Committee, the Chairman of the Board, the Chief Executive Officer and the Lead Director, with the Executive Committee being led by the Chief Executive Officer; and

•	Rotating committee chairpersons and the Lead Director.

In furtherance of these initiatives and after consultation with the Corporate Governance and Nominating Committee, four of Synovus’ directors did not stand for re-election at the 2011 Annual Meeting, and two new independent director nominees were elected at the 2011 Annual Meeting. In addition, after consultation with the Corporate Governance and Nominating Committee, three of Synovus’ current directors will not stand for re-election at the Annual Meeting – Richard E. Anthony, James H. Blanchard and Richard Y. Bradley. The Board has nominated two new independent director nominees for election to the Board at the Annual Meeting — Stephen T. Butler and Jerry W. Nix. Along with the two new directors elected in 2011, these nominees, if elected, will further diversify our Board and provide additional financial and risk expertise to our Board. The Board, under the leadership of the Corporate Governance and Nominating Committee, will continue to actively pursue and consider additional independent directors to be added to the Board in the future.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         10

Independence

The NYSE listing standards provide that a director does not qualify as independent unless the Board of Directors affirmatively determines that the director has no material relationship with Synovus. The Board has established categorical standards of independence to assist it in determining director independence which conform to the independence requirements in the NYSE listing standards. The categorical standards of independence are incorporated within our Corporate Governance Guidelines, are attached to this Proxy Statement as Appendix A and are also available in the Corporate Governance Section of our website at www.synovus.com/governance.

The Board has affirmatively determined that a majority of its members are independent as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. Synovus’ Board has determined that, as of January 1, 2012, the following directors are independent: Catherine A. Allen, Frank W. Brumley, Elizabeth W. Camp, T. Michael Goodrich, V. Nathaniel Hansford, Mason H. Lampton, H. Lynn Page, Joseph J. Prochaska, Jr., J. Neal Purcell, Melvin T. Stith, Philip W. Tomlinson, and James D. Yancey. Please see “Certain Relationships and Related Transactions” on page 56 of this Proxy Statement for a discussion of certain relationships between Synovus and its independent directors. These relationships have been considered by the Board in determining a director’s independence from Synovus under Synovus’ Corporate Governance Guidelines and the NYSE listing standards and were determined to be immaterial. Also, if elected to the Board at the Annual Meeting, the Board has affrmatively determined that each of Stephen T. Butler and Jerry W. Nix will be independent.

Attendance at Meetings

The Board of Directors held 14 meetings in 2011. All directors attended at least 75% of Board and committee meetings held during their tenure during 2011. The average attendance by directors at the aggregate number of Board and committee meetings they were scheduled to attend was 94%. Although Synovus has no formal policy with respect to Board members’ attendance at its annual meetings, it is customary for all Board members to attend the annual meetings. All of Synovus’ current directors attended Synovus’ 2011 Annual Meeting.

Committees of the Board

Synovus’ Board of Directors has five principal standing committees — an Executive Committee, an Audit Committee, a Corporate Governance and Nominating Committee, a Compensation Committee and a Risk Committee. Each committee has a written charter adopted by the Board of Directors that complies with the applicable listing standards of the NYSE pertaining to corporate governance. Copies of the committee charters are available in the Corporate Governance section of our website at www.synovus.com/governance. The Board has determined that each member of the Audit, Corporate Governance and Nominating, Compensation and Risk Committees is an independent director as defined by the listing standards of the NYSE and our Corporate Governance Guidelines. The following table shows the membership of the various committees as of the date of this Proxy Statement.

Executive	Audit	Corporate Governance and Nominating	Compensation	Risk
Kessel D. Stelling, Chair	J. Neal Purcell, Chair	Richard Y. Bradley, Chair	T. Michael Goodrich, Chair	Joseph J. Prochaska, Jr., Chair
Frank W. Brumley	Elizabeth W. Camp	Catherine A. Allen	Richard Y. Bradley	Catherine A. Allen
Richard Y. Bradley	H. Lynn Page	Frank W. Brumley	Elizabeth W. Camp	J. Neal Purcell
T. Michael Goodrich	Joseph J. Prochaska, Jr.	V. Nathaniel Hansford	Mason H. Lampton	James D. Yancey
Joseph J. Prochaska, Jr.	Melvin T. Stith
J. Neal Purcell
James D. Yancey

Following the election of directors at the Annual Meeting, the Corporate Governance and Nominating Committee will recommend the reconstitution of these committees and appoint committee chairpersons after giving effect to the changes in the current composition of the Board.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         11

Executive Committee

Synovus’ Executive Committee held 2 meetings in 2011. During the intervals between meetings of Synovus’ Board of Directors, the Executive Committee possesses and may exercise any and all of the powers of Synovus’ Board of Directors in the management and direction of the business and affairs of Synovus with respect to which specific direction has not been previously given by the Board of Directors unless Board action is required by Synovus’ governing documents, law or rule. The Executive Committee is comprised of the chairpersons of the principal standing Committees of the Synovus Board and Synovus Bank Board, the Chief Executive Officer, the Chairman of the Board (if different from the Chief Executive Officer) and the Lead Director.

Audit Committee

Synovus’ Audit Committee held 10 meetings in 2011. Its report is on page 36 of this Proxy Statement. The Board has determined that all four members of the Committee are independent and financially literate under the rules of the NYSE and that at least one member, J. Neal Purcell, is an “audit committee financial expert” as defined by the rules of the SEC. The primary functions of the Audit Committee include:

•	Monitoring the integrity of Synovus’ financial statements, Synovus’ systems of internal controls and Synovus’ compliance with regulatory and legal requirements;

•	Overseeing Synovus’ enterprise risk management framework;

•	Monitoring the independence, qualifications and performance of Synovus’ independent auditor and internal auditing activities; and

•	Providing an avenue of communication among the independent auditor, management, internal audit and the Board of Directors.

Corporate Governance and Nominating Committee

Synovus’ Corporate Governance and Nominating Committee held 6 meetings in 2011. The primary functions of Synovus’ Corporate Governance and Nominating Committee include:

•	Identifying qualified individuals to become Board members;

•	Recommending to the Board the director nominees for each annual meeting of shareholders and director nominees to be elected by the Board to fill interim director vacancies;

•	Overseeing the annual review and evaluation of the performance of the Board and its committees;

•	Developing and recommending to the Board corporate governance guidelines; and

•	Developing and recommending to the Board compensation for non-employee directors.

Compensation Committee

Synovus’ Compensation Committee held 6 meetings in 2011. Its report is on page 49 of this Proxy Statement. The primary functions of the Compensation Committee include:

•	Designing and overseeing Synovus’ executive compensation program;

•	Designing and overseeing all compensation and benefit programs in which employees and officers of Synovus are eligible to participate;

•

Reviewing Synovus’ incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk taking and to review and discuss, at least semi-annually, the relationship between risk management and incentive compensation; and

•	Performing an annual evaluation of the Chief Executive Officer.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         12

The Compensation Committee’s charter reflects these responsibilities and allows the Committee to delegate any matters within its authority to individuals or subcommittees it deems appropriate. In addition, the Committee has the authority under its charter to retain outside advisors to assist the Committee in the performance of its duties. The Committee retained the services of a consultant from Meridian Compensation Partners, LLC to:

•	Provide ongoing recommendations regarding executive compensation consistent with Synovus’ business needs, pay philosophy, market trends and latest legal and regulatory considerations;

•	Provide market data for base salary, short-term incentive and long-term incentive decisions; and

•	Advise the Committee as to best practices.

The consultant was engaged directly by the Committee, although the Committee also directed that the consultant continue to work with Synovus’ management to facilitate the Committee’s review of compensation practices and management’s recommendations. Synovus’ Director of Human Resources and her staff develop executive compensation recommendations for the Committee’s consideration in conjunction with Synovus’ Chief Executive Officer and with the advice of the consultant.

Synovus’ Director of Human Resources works with the Chairman of the Committee to establish the agenda for Committee meetings. Management also prepares background information for each Committee meeting. Synovus’ Director of Human Resources attends all Committee meetings by invitation of the Committee, while Synovus’ Chief Executive Officer attends some committee meetings by invitation of the Committee, such as the committee meeting in which his performance is reviewed with the Committee. The Chief Executive Officer and the Director of Human Resources do not have authority to vote on committee matters. The Committee’s compensation consultant attended five of the committee meetings held during 2011 at the request of the Committee.

Compensation Committee Interlocks and Insider Participation

Messrs. Goodrich, Bradley and Lampton and Ms. Camp served on the Compensation Committee during 2011. None of these individuals is or has been an officer or employee of Synovus. There are no Compensation Committee interlocks.

Risk Committee

Synovus’ Risk Committee was constituted in April 2011. The Committee held 3 meetings in 2011, all of which were joint meetings with the Audit Committee. The primary functions of Synovus’ Risk Committee are to assist the Audit Committee in fulfilling its risk oversight responsibilities, including:

•	Monitoring and reviewing the enterprise risk management framework and processes;

•	Monitoring and reviewing emerging risks and adequacy of risk management functions; and

•	Providing recommendations to the Audit Committee in order to effectively manage risks.

The Risk Committee reports to the Audit Committee and does not have the authority to change Synovus’ operations or business processes, retain or terminate employees, or adopt, terminate or revise Synovus’ risk management and other policies. Rather, the Risk Committee’s obligation is to recommend to the Audit Committee, for the Audit Committee’s consideration, any such changes, actions, policies or other matters that it deems appropriate based upon its findings.

The Risk Committee is comprised solely of independent directors with at least one member of the Risk Committee being a member of the Audit Committee. As rules and any other criteria governing the membership of risk committees are proscribed by the SEC and other regulatory agencies in compliance with regulations under the Dodd-Frank Act, the Board will review the membership of the Risk Committee to ensure compliance with all applicable regulations. At least one member shall satisfy the definition of, and be designated as, a “risk management expert” as such term shall be defined by rules adopted by the SEC or other regulatory agency or authority in connection with the implementation of the Dodd-Frank Act. The Risk Committee will specifically oversee the risk management function at Synovus on behalf of the Board and will work closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk management team, as well as the Audit Committee.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         13

Risk Oversight

Under Synovus’ Corporate Governance Guidelines, the Board is charged with providing oversight of Synovus’ risk management processes. In accordance with NYSE requirements, the Audit Committee is primarily responsible for overseeing the risk management function at Synovus on behalf of the Board. The Risk Committee assists the Audit Committee in fulfilling this risk oversight function. In carrying out their responsibilities, the Audit Committee and Risk Committee work closely with Synovus’ Chief Risk Officer and other members of Synovus’ enterprise risk management team. The Risk Committee meets at least quarterly with the Chief Risk Officer and other members of management and receives a comprehensive report on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Audit Committee and Risk Committee also receive updates between meetings from the Chief Risk Officer, the Chief Executive Officer, the Chief Financial Officer and other members of management relating to risk oversight matters. The Audit Committee and Risk Committee provide a report on risk management to the full Board on at least a quarterly basis. In addition, at least annually, the Chief Risk Officer and members of the risk staff make a presentation on enterprise risk management to the full Board.

In addition, the other committees of the Board consider the risks within their areas of responsibility. For example, the Compensation Committee considers the risks that may be implicated by our executive compensation programs. For a discussion of the Compensation Committee’s review of Synovus’ senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans, see “Compensation Committee Report — Incentive Compensation Plan Risk Assessment” on page 49 of this Proxy Statement.

The Board’s role in risk oversight is an integral part of Synovus’ overall enterprise risk management framework. For a more detailed description of Synovus’ enterprise risk management framework, see “Part I – Item 1. Business – Enterprise Risk Management” in Synovus’ 2011 Annual Report.

Consideration of Director Candidates

Director Qualifications

Synovus’ Corporate Governance Guidelines contain Board membership criteria considered by the Corporate Governance and Nominating Committee in recommending nominees for a position on Synovus’ Board. The Committee believes that, at a minimum, a director candidate must possess personal and professional integrity, sound judgment and forthrightness. A director candidate must also have sufficient time and energy to devote to the affairs of Synovus, be free from conflicts of interest with Synovus, must not have reached the retirement age for Synovus directors and be willing to make, and financially capable of making, the required investment in Synovus’ stock pursuant to Synovus’ Director Stock Ownership Guidelines. The Committee also considers the following criteria when reviewing a director candidate:

•	The extent of the director’s/potential director’s educational, business, non-profit or professional acumen and experience;

•

Whether the director/potential director assists in achieving a mix of Board members that represents a diversity of background, perspective and experience, including with respect to age, gender, race, place of residence and specialized experience;

•	Whether the director/potential director meets the independence requirements of the listing standards of the NYSE and the Board’s director independence standards;

•	Whether the director/potential director has the financial acumen or other professional, educational or business experience relevant to an understanding of Synovus’ business;

•	Whether the director/potential director would be considered a “financial expert” or “financially literate” as defined in the listing standards of the NYSE or applicable law;

•

Whether the director/potential director, by virtue of particular technical expertise, experience or specialized skill relevant to Synovus’ current or future business, will add specific value as a Board member; and

•	Whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team in an environment of trust.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         14

The Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. In addition to the criteria set forth above, the Committee considers how the skills and attributes of each individual candidate or incumbent director work together to create a board that is collegial, engaged and effective in performing its duties. Although the Board does not have a formal policy on diversity, the Board and the Committee believe that the background and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will contribute to Board heterogeneity and allow the Board to effectively fulfill its responsibilities. For a discussion of the specific backgrounds and qualifications of our director nominees, see “Proposals to be Voted on: Proposal 1 — Election of 15 Directors — Nominees for Election as Director” beginning on page 20 of this Proxy Statement.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee has two primary methods for identifying director candidates (other than those proposed by Synovus’ shareholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including members of the Board, Synovus executives and individuals personally known to the members of the Board. Second, the Committee is authorized to use its authority under its charter to retain at Synovus’ expense one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).

The Committee will consider all director candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria. The director candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year. If based on the Committee’s initial evaluation a director candidate continues to be of interest to the Committee, the Chair of the Committee will interview the candidate and communicate his evaluation to the other Committee members and executive management. Additional interviews are conducted, if necessary, and ultimately the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

Shareholder Candidates

The Corporate Governance and Nominating Committee will consider candidates for nomination as a director submitted by shareholders. Although the Committee does not have a separate policy that addresses the consideration of director candidates recommended by shareholders, the Board does not believe that such a separate policy is necessary as Synovus’ bylaws permit shareholders to nominate candidates and as one of the duties set forth in the Corporate Governance and Nominating Committee charter is to review and consider director candidates submitted by shareholders. The Committee will evaluate individuals recommended by shareholders for nomination as directors according to the criteria discussed above and in accordance with Synovus’ bylaws and the procedures described under “Shareholder Proposals and Nominations” on page 59 of this Proxy Statement.

Leadership Structure of the Board

In accordance with Synovus’ bylaws, our Board of Directors elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the Corporate Governance and Nominating Committee shall nominate, and a majority of the independent directors shall elect, a Lead Director. Under its charter, the Corporate Governance and Nominating Committee periodically reviews and recommends to the Board the leadership structure of the Board and, if necessary, nominates the Lead Director candidate. Currently, one individual serves as Chief Executive Officer and Chairman and Synovus also has a Lead Director.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         15

The Chairman of the Board is responsible for chairing Board meetings and meetings of shareholders, setting the agendas for Board meetings and providing information to the Board members in advance of meetings and between meetings. Pursuant to Synovus’ Corporate Governance Guidelines, the duties of the Lead Director include the following:

•	Working with the Chairman of the Board, Board and Corporate Secretary to set the agenda for Board meetings;

•	Calling meetings of the independent and non-management directors, as needed;

•	Ensuring Board leadership in times of crisis;

•	Developing the agenda for and chairing executive sessions of the independent directors and executive sessions of the non-management directors;

•	Acting as liaison between the independent directors and the Chairman of the Board on matters raised in such executive sessions;

•	Chairing Board meetings when the Chairman of the Board is not in attendance;

•	Attending meetings of the committees of the Board, as necessary or at his/her discretion, and communicating regularly with the Chairs of the principal standing committees of the Board;

•

Working with the Chairman of the Board to ensure the conduct of the Board meeting provides adequate time for serious discussion of appropriate issues and that appropriate information is made available to Board members on a timely basis;

•	Performing such other duties as may be requested from time-to-time by the Board, the independent directors or the Chairman of the Board; and

•	Being available, upon request, for consultation and direct communication with major shareholders.

After careful consideration, the Corporate Governance and Nominating Committee has determined that Synovus’ current Board structure is the most appropriate leadership structure for Synovus and its shareholders at this time.

Meetings of Non-Management and Independent Directors

The non-management directors of Synovus meet separately at least four times a year after regularly scheduled meetings of the Board of Directors and at such other times as may be requested by the Chairman of the Board or any director. Synovus’ independent directors meet at least once a year. During 2011, Mr. Brumley, as Lead Director, presided at the meetings of non-management and independent directors.

Communicating with the Board

Synovus’ Board provides a process for shareholders and other interested parties to communicate with one or more members of the Board, including the Lead Director, or the non-management or independent directors as a group. Shareholders and other interested parties may communicate with the Board as follows:

•	by writing the Board of Directors, Synovus Financial Corp., c/o General Counsel’s Office, 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901;

•	by telephone: (800) 240-1242; and

•	by email to synovusboardofdirectors@synovus.com.

These procedures are also available in the Corporate Governance section of our website at www.synovus.com/governance. Synovus’ process for handling shareholder and other communications to the Board has been approved by Synovus’ independent directors.

Additional Information about Corporate Governance

Synovus has adopted Corporate Governance Guidelines which are regularly reviewed by the Corporate Governance and Nominating Committee. We have also adopted a Code of Business Conduct and Ethics which is applicable to all directors, officers and employees. In addition, we maintain procedures for the confidential, anonymous submission of any complaints or concerns about Synovus, including complaints regarding accounting, internal accounting controls or auditing matters. Shareholders may access Synovus’ Corporate Governance Guidelines, Code of Business Conduct and Ethics, each committee’s current charter, procedures for shareholders and other interested parties to communicate with the Lead Director or with the non-management or independent directors individually or as a group and procedures for reporting complaints and concerns about Synovus, including complaints concerning accounting, internal accounting controls and auditing matters, in the Corporate Governance section of our website at www.synovus.com/governance.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         16

DIRECTOR COMPENSATION

Director Compensation Program

The Corporate Governance and Nominating Committee is responsible for the oversight and administration of the Synovus director compensation program. The Committee’s charter reflects these responsibilities and does not allow the Committee to delegate its authority to any person other than the members of the Corporate Governance and Nominating Committee.

Cash Compensation of Directors

As reflected in the “Fees Earned or Paid in Cash” column of the Director Compensation Table below, directors of Synovus received an annual cash retainer of $40,000, with

•	Committee members, other than Audit Committee members, receiving an additional cash retainer of $10,000 (Chairpersons of these committees receive an additional cash retainer of $10,000);

•	Audit Committee members receiving an additional cash retainer of $15,000 (with the Chairperson receiving an additional cash retainer of $15,000); and

•	the Lead Director receiving an additional $5,000 cash retainer.

In addition, in 2011 Mr. Anthony received an annual cash retainer for his service as Chairman of the Board and as a member of the Executive Committee of $110,000. Directors who are employees of Synovus do not receive any additional compensation for their service on the Board.

By paying directors an annual retainer, Synovus compensates each director for his or her role and judgment as an advisor to Synovus, rather than for his or her attendance or effort at individual meetings. In so doing, directors with added responsibility are recognized with higher cash compensation. For example, members of the Audit Committee receive a higher cash retainer based upon the enhanced duties, time commitment and responsibilities of service on that committee. The Corporate Governance and Nominating Committee believe that this additional cash compensation is appropriate. In addition, directors may from time to time receive compensation for serving on advisory committees of the Synovus Board.

Effective January 2011, the Corporate Governance and Nominating Committee recommended, and the Board adopted, a change in the timing of the payment of the cash compensation of directors. In the past, the Board has been compensated each January for their service on the Board from January 1 to December 31. Recognizing Synovus’ corporate governance initiatives and efforts to pursue and consider additional independent directors to be added to the Board each year, the Board changed the pay practices in 2011 to provide that the Board shall be compensated each April for the their service on the Board from the date of the annual meeting to the following year’s annual meeting. In transitioning to this change in 2011, the Board was compensated on a pro-rata basis for the stub period from January 1, 2011 through April 27, 2011 (the “Stub Period,”) and then for the full year for the period from April 27, 2011 through April 26, 2012 (the “Annual Year”). No changes were made to the amount of cash compensation; rather, the Board made a change in the timing, reflected for this transition year as a Stub Period payment and Annual Year payment.

Directors may elect to defer all or a portion of their cash compensation under the Synovus Directors’ Deferred Compensation Plan. The Directors’ Deferred Compensation Plan does not provide directors with an “above market” rate of return. Instead, the deferred amounts are deposited into one or more investment funds at the election of the director. In so doing, the plan is designed to allow directors to defer the income taxation of a portion of their compensation and to receive an investment return on those deferred amounts. All deferred fees are payable only in cash. No one elected to defer his or her cash compensation under this plan during 2011.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         17

Equity Compensation of Directors

Synovus’ 2011 Director Stock Purchase Plan is a non-qualified, contributory stock purchase plan pursuant to which qualifying Synovus directors can purchase, with the assistance of contributions from Synovus, presently issued and outstanding shares of Synovus stock. Under the terms of the Director Stock Purchase Plan, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount equal to 50% of the directors’ cash contributions. Participants in the Director Stock Purchase Plan are fully vested in all shares of Synovus stock purchased for their benefit under the Plan and may request that the shares purchased under the Plan be released to them at any time. Synovus’ contributions under this Plan are included in the “All Other Compensation” column of the Director Compensation Table below. Synovus’ contributions under the Director Stock Purchase Plan provide directors the opportunity to buy and maintain an equity interest in Synovus and to share in the capital appreciation of Synovus.

In the past, non-management directors have received an annual award of restricted shares of Synovus stock under the Synovus 2007 Omnibus Plan, 100% of which vests after three years. These restricted stock awards were intended to provide further equity ownership and to focus directors on the long-term performance of Synovus. In light of the prevailing economic conditions, the Board did not grant any restricted stock awards to non-management directors in 2009, 2010 or 2011.

Synovus’ contributions under the Director Stock Purchase Plan and the restricted stock awards to directors in prior years also assist and facilitate directors’ fulfillment of their stock ownership requirements. Synovus’ Corporate Governance Guidelines require all directors to accumulate over time shares of Synovus stock equal in value to at least three times the value of their annual retainer. Directors have five years to attain this level of total stock ownership but must attain a share ownership threshold of one times the amount of the director’s annual retainer within three years. These stock ownership guidelines are designed to align the interests of Synovus’ directors to that of Synovus’ shareholders and the long-term performance of Synovus. After reviewing the impact of the prevailing market conditions on short-term compliance with these guidelines, the Corporate Governance and Nominating Committee temporarily suspended the stock ownership guidelines in January 2012.

Certain Other Arrangements

In connection with the appointment of Mr. Blanchard as Chairperson of the Executive Committee in June 2009, the Board of Directors agreed to provide Mr. Blanchard with office space and administrative assistance. In 2011, Mr. Blanchard received office space and administrative assistance through July 31, resulting in aggregate benefits of $68,257 as set forth under “All Other Compensation” in the Director Compensation Table below.

After retiring as Chief Executive Officer of Synovus, Mr. Anthony was appointed Chairman of the Board in October 2010. In connection with his appointment as non-executive Chairman and his service as a member of the Executive Committee, Mr. Anthony received an annual cash retainer of $110,000 and administrative support and office space during his tenure as Chairman. For 2011, Mr. Anthony’s office space and administrative assistance resulted in aggregate benefits of $46,572 as set forth under the “All Other Compensation” of the Director Compensation Table below.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         18

Director Compensation Table

The following table summarizes the compensation paid by Synovus to directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)	(1)	All Other Compensation ($)		Total ($)

Catherine A. Allen	$60,000		$—		$60,000

Richard E. Anthony	145,260	(2)	84,622	(3)(4)(5)(6)	229,882

James H. Blanchard	52,822		86,557	(3)(4)(5)(6)	139,379

Richard Y. Bradley	90,836		5,000	(4)	95,836

Frank W. Brumley	80,226		36,956	(3)(4)(6)	117,182

Elizabeth W. Camp	82,630		15,400	(3)(4)	98,030

T. Michael Goodrich	89,233		27,000	(3)(4)(6)	116,233

V. Nathaniel Hansford	70,836		3,000	(4)	73,836

Mason H. Lampton	66,027		10,000	(3)	76,027

H. Lynn Page	72,630		4,950	(4)	77,580

Joseph J. Prochaska, Jr	75,000		10,000	(3)	85,000

J. Neal Purcell	105,644		10,000	(3)	115,644

Melvin T. Stith	72,630		2,500	(3)	75,130

Philip W. Tomlinson	52,822		—		52,822

James D. Yancey	86,027		55,061	(3)(4)(6)	141,088

**	Compensation for Mr. Stelling for service on the Synovus Board is described under the Summary Compensation Table found on page 51.
(1)	Reflects both the Stub Period payment and the Annual Year payment.
(2)	In connection with Mr. Anthony’s appointment as Chairman of the Board in October 2010 and for his service on the Executive Committee, he received an annual cash retainer of $110,000.
(3)	Includes $10,000 in contributions made by Synovus under Synovus’ Director Stock Purchase Plan for this director, except for Messrs. Blanchard and Stith, who each received $2,500. As described more fully above, qualifying directors can elect to contribute up to $5,000 per calendar quarter to make purchases of Synovus stock, and Synovus contributes an additional amount equal to 50% of the directors’ cash contributions under the plan.
(4)	Includes compensation of $18,050 for Mr. Anthony, $5,800 for Mr. Blanchard, $5,000 for Mr. Bradley, $13,750 for Mr. Brumley, $5,400 for Ms. Camp, $7,000 for Mr. Goodrich, $3,000 for Mr. Hansford, $4,950 for Mr. Page, and $18,650 for Mr. Yancey for service as an advisory director of certain of Synovus’ banking divisions.
(5)	As to Mr. Anthony, includes $41,727 for providing Mr. Anthony with administrative assistance during 2011 as a non-executive Chairman of the Board. As to Mr. Blanchard, includes $63,257 for providing Mr. Blanchard with administrative assistance for the period from January 1, 2011 through July 31, 2011. In calculating the incremental cost to Synovus of providing Messrs. Anthony and Blanchard with administrative assistance, Synovus aggregated the cost of providing salary, benefits and office space (based on lease payments per square foot) to each director’s administrative assistant for the period so provided. Also includes the incremental costs incurred by Synovus for providing Messrs. Anthony and Blanchard (from January 1, 2011 to July 31, 2011) with office space. The amounts for Messrs. Anthony and Blanchard’s office space are not quantified because they do not exceed the greater of $25,000 or 10% of the total amount of perquisite.
(6)	Includes $3,206 and $10,000 for service on Synovus Bank’s Credit Committee for the Stub Period and the Annual Year, respectively, as to Messrs. Brumley and Yancey (with Mr. Yancey receiving an additional $3,206 and $10,000 for his service as Chairperson of the Credit Committee during the Stub Period and Annual Year). Also includes $10,000 for service on Synovus Bank’s Credit Committee as to Messrs. Anthony, Blanchard and Goodrich.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         19

PROPOSALS TO BE VOTED ON

Proposal 1	Election of 15 Directors

Number

Pursuant to Synovus’ bylaws, the Board shall consist of not less than 8 nor more than 25 directors with such number to be set either by the Board of Directors or shareholders representing at least 66 2/3% of the votes entitled to be cast by the holders of all of Synovus’ issued and outstanding shares. Currently, the size of the Board is set at 16 members. In February 2012, the Board set the size of the Board at 15 members, effective as of the Annual Meeting. Proxies cannot be voted at the Annual Meeting for a greater number of persons than the 15 nominees named in this Proxy Statement.

Consistent with the recent corporate governance initiatives described under “Corporate Governance and Board Matters - Recent Corporate Governance Initiatives” on page 10 of this Proxy Statement and after consultation with the Corporate Governance and Nominating Committee, three of our current directors, Richard E. Anthony, James H. Blanchard, and Richard Y. Bradley, will not stand for re-election at the Annual Meeting. We thank each of these directors for their long and outstanding service to the Board and to Synovus.

Nominees for Election as Director

The 15 nominees for director named in this Proxy Statement were selected by the Corporate Governance and Nominating Committee based upon a review of the nominees and consideration of the director qualifications described under “Corporate Governance and Board Matters — Consideration of Director Candidates — Director Qualifications” on page 14 of this Proxy Statement. In addition to the specific criteria for director election, the Corporate Governance and Nominating Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct the affairs and business of Synovus. With respect to the nomination of continuing directors for re-election, the Corporate Governance and Nominating Committee also considers the individual’s contributions to the Board and its committees. Thirteen of the 15 nominees currently serve as a director. The nominees for director include 8 current and former chief executive officers, at least 12 persons who could be recognized as “audit committee experts,” two current or former deans of national universities, and a past vice-chairman of a global auditing firm. The nominees collectively have nearly 200 years of experience in banking and financial services as well as significant experience in insurance, investment management, commercial real estate and accounting. The nominees also bring extensive board and committee experience.

In addition to the overall composition of the Board, the Corporate Governance and Nominating Committee also considered the nominees’ individual roles in (1) oversight of our enterprise risk management initiatives, (2) relationships with the numerous regulatory agencies that monitor Synovus’ operations, (3) oversight and support of our asset disposition and expense reduction initiatives, (4) assistance with the strategic plan of the Company and (5) managing succession planning. In addition to fulfilling the above criteria, 14 of the 15 nominees for re-election named above are considered independent under the NYSE rules and Synovus’ Director Independence Standards. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, risk management and oversight, commercial real estate, troubled asset work-out and disposition situations, and ancillary financial services businesses. Each member of the Board has demonstrated leadership through his or her work on the boards of a variety of public, private and non-profit organizations and is familiar with board processes and corporate governance. We believe the atmosphere of our Board is collegial and that all Board members are engaged in their responsibilities. For additional information about our director independence requirements, consideration of director candidates, leadership structure of our Board and other corporate governance matters, see “Corporate Governance and Board Matters” beginning on page 10 of this Proxy Statement.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         20

The following table sets forth information regarding the 15 nominees for election to the Board.

Name	Age	Year First Elected Director	Principal Occupation

Catherine A. Allen	65	2011	Chairman and Chief Executive Officer, The Santa Fe Group

Frank W. Brumley	71	2004	Chairman of the Board and Chief Executive Officer, Daniel Island Company

Stephen T. Butler	61	–	Chairman of the Board, W.C. Bradley Company

Elizabeth W. Camp	60	2003	President and Chief Executive Officer, DF Management, Inc.

T. Michael Goodrich	66	2004	Chairman and Chief Executive Officer, Retired, BE&K, Inc.

V. Nathaniel Hansford	68	1985	President, Retired, North Georgia College and State University

Mason H. Lampton	64	1993	Chairman of the Board, Standard Concrete Products

Jerry W. Nix	66	–	Vice Chairman and Chief Financial Officer, Genuine Parts Company

H. Lynn Page	71	1978	Vice Chairman of the Board, Retired, Synovus Financial Corp.

Joseph J. Prochaska, Jr.	61	2011	Executive Vice President and Chief Accounting Officer, Retired, MetLife, Inc.

J. Neal Purcell	70	2003	Vice Chairman, Retired, KPMG LLP

Kessel D. Stelling	55	2010	Chairman of the Board, Chief Executive Officer and President, Synovus Financial Corp.

Melvin T. Stith	65	1998	Dean, Martin J. Whitman School of Management, Syracuse University

Philip W. Tomlinson	65	2008	Chairman of the Board and Chief Executive Officer, Total System Services, Inc.

James D. Yancey	70	1978	Chairman of the Board, Columbus Bank and Trust Company; Chairman of the Board, Retired, Synovus Financial Corp.

The business experience and other specific skills, attributes and qualifications of each of the nominees is as follows:

Catherine A. Allen is the Chairman and Chief Executive Officer of The Sante Fe Group, a consulting group specializing in management for strategic industry and institutional projects to financial institutions and other critical infrastructure companies. She has held that position since 1996. From 1997 to 2007, Ms. Allen was the founding Chief Executive Officer of BITS, a division of the Financial Services Roundtable and consortium that worked closely with the nation’s largest financial institutions on strategic issues facing the industry, including payments strategies and risk management. From 1989 to 1996, she held various senior executive positions at Citigroup in the retail, bankcards and corporate technology divisions, representing Citibank as the president and chair of the multi-industry Smart Card Forum for a number of those years. Prior to joining Citibank, Ms. Allen served as director of corporate planning for Dun and Bradstreet. She holds a bachelor’s degree in retail management from the University of Missouri and a master’s degree in marketing and consumer economics from the University of Maryland and has completed doctoral work in international business from George Washington University. Ms. Allen currently serves on the boards of two public companies, El Paso Electric Company, a utilities company, and Stewart Information Services Corporation, a real estate information, title insurance and transaction management company. She is a member of the compensation committee, the national resources committee and the external affairs committee at El Paso. In addition, Ms. Allen serves on the compensation committee and chairs the technology advisory committee at Stewart. She also serves on various private company and civic boards, including Citibank Global Transaction Services, Hudson Partners, LLP, Singlepoint, LLC, WomenCorporateDirectors, New Mexico Appleseed, the Los Alamos National Laboratory Foundation, the New Mexico Museum Foundation and chairs the National Foundation for Credit Counseling. She has served on a number of government and technology-related committees and consortiums and has authored and edited numerous articles and two books related to technology, business innovation and marketing in the financial services industry. Ms. Allen has been recognized with a lifetime achievement award from US Banker Magazine, in addition to numerous other civic and professional awards and recognition. Ms. Allen’s in-depth knowledge and understanding of the financial services industry, risk management and technological innovation enhance our Board’s subject matter expertise and provide a significant resource to Synovus.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         21

Frank W. Brumley is the Chairman of the Board and Chief Executive Officer of Daniel Island Company, a private planned community development company, a position he has held since 2006. Prior to 2006, Mr. Brumley served as President of Daniel Island Company. Prior to forming the Daniel Island Company in 1997, Mr. Brumley served in various executive positions with the Sea Pines Company and the Kiawah Island Company, playing a pivotal role in the development of these coastal areas. He also started and managed a commercial real estate company, which managed, brokered and developed numerous commercial real estate projects in the Charleston, South Carolina area for more than 20 years. Mr. Brumley has over forty years of experience in commercial real estate. In addition, Mr. Brumley has seven years in banking, having spent time as a commercial banker prior to the start of his real estate development career. Mr. Brumley holds a bachelor’s degree in business administration from the University of Georgia and graduated from the University of North Carolina Executive Program at Chapel Hill. Mr. Brumley serves as an advisory director of The National Bank of South Carolina, a banking division of Synovus, and the Terry College of Business, University of Georgia, as well as several other non-profit boards. He is also our Lead Director. Mr. Brumley’s extensive experience in banking and commercial real estate, as well as related financing and work-out situations, provide significant insight and expertise to our Board, particularly as we continue to refine and execute our asset disposition and expense reduction strategies in the current environment.

Stephen T. Butler is the Chairman of the Board of W.C. Bradley Co., a private consumer products and real estate company, a position he has held since 2008. Prior to that time and for 21 years, he served as Chief Executive Officer and Chairman of the Board of W.C. Bradley Co. where he was responsible for the oversight and development of the company’s mass market home and leisure product businesses through acquisitions and new product introductions and the development of various real estate projects throughout Columbus, Georgia. In addition to his leadership role on the W.C. Bradley board, Mr. Butler currently serves as an advisory director of Columbus Bank and Trust, or CB&T, a banking division of Synovus, and on the boards of various civic and non-profit companies, including St. Francis Hospital, Inc. and The Bradley-Turner Foundation. He attended Vanderbilt University and Columbus State University and completed the Harvard Advanced Management Program. If elected, Mr. Butler’s extensive leadership experience with a diversified company will enhance the Board’s understanding of corporate strategy, compensation practices and risk management, among other things.

Elizabeth W. Camp is President and Chief Executive Officer of DF Management, Inc., a private investment and commercial real estate management company, a position she has held since 2000. Previously, Ms. Camp served in various capacities, including President and Chief Executive Officer, of Camp Oil Company for 16 years. Before it was sold in 2000, Camp Oil developed and operated convenience stores, truck stops and restaurants and grew to realize annual revenue of $300 million, employing 650 employees and operating 62 units in nine states throughout the United States. Ms. Camp’s background also includes experience as a tax accountant with a major accounting firm and an attorney in law firms in Atlanta and Washington, D.C. Ms. Camp holds a bachelor’s degree in accounting and a law degree from the University of Georgia and a master’s degree in taxation from Georgetown University. Ms. Camp served as an advisory director of Citizens Bank & Trust, a banking division of Synovus, for over 23 years and is a current or past trustee or director of several non-profit organizations, including the Georgia Department of Industry, Trade & Tourism. Previously, Ms. Camp served as a director of Blue Cross Blue Shield of Georgia from 1992 to 2001. Ms. Camp’s background as an executive officer and her expertise in accounting, tax and legal matters, provides expertise in management and auditing, as well as leadership skills to our Board.

T. Michael Goodrich is the former Chairman of the Board and Chief Executive Officer of BE&K, Inc., a privately held international engineering and construction company specializing in complex projects. Mr. Goodrich joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and served as Chairman and Chief Executive Officer from 1995 until his retirement in May 2008. Mr. Goodrich received a bachelor’s degree in civil engineering from Tulane University and a law degree from the University of Alabama. Mr. Goodrich serves as a director of Energen Corporation, a publicly held diversified energy company, and as an advisory director of First Commercial Bank, a banking division of Synovus. Mr. Goodrich is the Chairman of Synovus’ Compensation Committee and serves on the governance committee and the officers review committee at Energen. In addition, he is a member of the Alabama Academy of Honor, the National Academy of Construction and the Alabama Engineering Hall of Fame. Through his experience as chief executive officer as well as his service on the board and committees of another NYSE-listed public company, Mr. Goodrich brings extensive leadership, risk assessment skills and public company expertise to our board.

V. Nathanial Hansford is the former President of North Georgia College and State University, a position he held from 1999 through 2005. Prior to his retirement in 2005, Mr. Hansford was a professor and Dean of Law at the University of Alabama and was a visiting professor at the United States Military Academy, the University of Georgia and the University of Fribourg in Switzerland. Mr. Hansford also served for 20 years in the U.S. Army Reserves, Judge Advocate General’s Corp., retiring as a Colonel. Mr. Hansford holds a bachelor’s degree and a law degree from the University of Georgia and a master’s degree in law from the University of Michigan. In addition to serving on the advisory board of one of our banking divisions, Cohutta Banking Company, Mr. Hansford is the state chairman of the Georgia Trust for Historic Preservation and serves on the Georgia Non-Public Postsecondary Education Commission. Mr. Hanford’s extensive background in education and administration provide our Board with leadership and consensus-building skills on a variety of matters, including corporate governance and succession planning.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         22

Mason H. Lampton is the Chairman of the Board of Standard Concrete Products, Inc., a privately-held construction materials company, a position he has held since he founded the company in 1996. From 1996 until 2004, Mr. Lampton also served as President and Chief Executive Officer of Standard Concrete. Prior to founding Standard Concrete, Mr. Lampton served as President and Chairman of the Board of The Hardaway Company, having negotiated a leveraged buy-out of that company in 1977. Mr. Lampton spent two years in the United States Army and achieved the rank of First Lieutenant. Mr. Lampton holds a bachelor’s degree from Vanderbilt University. Mr. Lampton also serves as a director of Total System Services, Inc., or TSYS, a global payments processing company, and chairs its compensation committee. Mr. Lampson’s extensive experience in the various aspects of the construction industry throughout the Southeast, including dispute resolution, employee relations matters and contract negotiations, his focus on the capital needs of a growing company and his extensive skills at managing risk and directing corporate strategy provide our Board with a valuable resource as it manages Synovus through the current environment and looks to its future.

Jerry W. Nix is the Vice Chairman, Executive Vice President and Chief Financial Officer of Genuine Parts Company, a public company engaged in the distribution of automotive replacement parts, industrial replacement parts, office products and electrical/electronic materials. Prior to becoming Chief Financial Officer twelve years ago, Mr. Nix served in various capacities with the company, including Senior Vice President - Finance. In addition to serving as a director of Genuine Parts, Mr. Nix serves on various civic and non-profit boards, including Young Harris College, Cobb County Chamber of Commerce, Cobb Energy Performing Arts Authority and Boy Scouts of America. Prior to joining Genuine Parts in 1978, Mr. Nix was an auditor with Ernst & Young and a pilot in the U.S. Air Force. Mr. Nix has bachelors’ degrees from both Mississippi State University and the University of Florida. Mr. Nix’s extensive financial and accounting experience with a large diversified public company will provide the Board with a great resource in the financial, accounting, risk management, and investor relations area.

H. Lynn Page is the former Vice Chairman of the Board of Synovus, having retired from that position in 1991 after working for the company for over 25 years. Prior to his retirement, Mr. Page served in various executive management positions with Synovus, including President and Executive Vice President. In addition to his substantial commercial banking experience, Mr. Page is credited with envisioning, creating and developing Synovus’ payment processing line of business, which was eventually formed as TSYS. From 1978 to 1991, he also served as the Vice Chairman of the Board at TSYS and CB&T. Mr. Page has a bachelor’s degree in industrial management from Georgia Institute of Technology. He currently serves as a director of TSYS and as the chair of its audit committee. Mr. Page’s long-standing history with Synovus and his extensive understanding of the financial services industry provide the Board with a valuable resource for assessing and managing risks and planning for corporate strategy.

Joseph J. Prochaska, Jr. is the former Executive Vice President and Chief Accounting Officer of MetLife, Inc., a public insurance and financial services company, a position he held from 2005 until his retirement in 2009. From 2003 to 2005, he served as MetLife’s Senior Vice President and Chief Accounting Officer. From 1992 to 2003, Mr. Prochaska served in various executive leadership positions at Aon Corporation, including Senior Vice President and Controller, Executive Vice President and Chief Financial Officer of Aon Group, Inc. and President of Aon’s Financial Services Group. From 1975 to 1992, he served in various executive leadership positions at Sand, Monahan & Co., Inc. and Evanston Insurance Company, including Chief Financial Officer, Chairman and Chief Executive Officer. In addition, Mr. Prochaska’s background includes experience with a major accounting firm in Chicago, Illinois as a certified public accountant. He holds a bachelor’s degree in accounting from the University of Notre Dame. Mr. Prochaska currently serves on the boards of two private companies and is a member of their compensation and audit committees. Mr. Prochaska’s extensive accounting experience in the financial services industry, his integral involvement in the day-to-day accounting and risk management practices of large global public companies and his compensation and insurance expertise provide our Board with a valuable resource.

J. Neal Purcell is the former Vice Chairman of KPMG LLP. Prior to his retirement in 2002, Mr. Purcell managed the national audit practice operations for three years. Prior to that time, he held various management positions at KPMG, having been elected as a partner in 1972. He holds an accounting degree from Emory University and served in the U.S. Army for six years. In addition, Mr. Purcell currently serves on the board of the Southern Company, a publicly held public utility holding company, where he also chairs its compensation committee and is a member of its finance committee. He also serves on the board of Kaiser Permanente, a national health care company, where he chairs its audit committee and serves on its compensation, finance and executive committees. From 2003 to 2007, Mr. Purcell served on the board of Dollar General Corporation, a NYSE-listed public company. Mr. Purcell also serves on the board of trustees at Emory University, chairing its compensation committee and serving on its executive and investment committees. In addition, Mr. Purcell currently serves, or has recently served, on the boards at Emory HealthCare, the Georgia Chamber of Commerce, the Salvation Army and the United Way of Atlanta. Mr. Purcell’s nearly forty years of accounting experience and expertise and his integral involvement in other public companies’ auditing practices and risk management programs and policies provide our Board with valuable expertise in these areas. In addition, Mr. Purcell provides and has provided the Board with an important perspective on our capital and liquidity needs.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         23

Kessel D. Stelling is the Chairman of the Board, President and Chief Executive Officer of Synovus. He has been Chairman since January 1, 2012 and President and Chief Executive Officer since October 2010, after serving as Acting Chief Executive Officer from June to October 2010 while Mr. Anthony was on a medical leave of absence. Prior to that time and since February 2010, Mr. Stelling served as President and Chief Operating Officer of Synovus. From June 2008 until February 2010, Mr. Stelling served as the Regional Chief Executive Officer of Synovus’ Atlanta area market. Prior to that time, he served as President and Chief Executive Officer of Bank of North Georgia, or BNG, a banking division of Synovus, having been appointed to that position in December 2006. Mr. Stelling founded Riverside Bancshares, Inc. and Riverside Bank in 1996 and served as its Chairman of the Board and Chief Executive Officer until 2006 when Riverside Bancshares, Inc. merged with and into Synovus and Riverside Bank merged with and into BNG. Prior to that time, Mr. Stelling worked in various management capacities in banking in the Atlanta region, having begun his career in the industry in 1974. Mr. Stelling holds a bachelor’s degree from the University of Georgia and is a graduate of Louisiana State University School of Banking of the South. He serves as a member of the Board of Regents of the University System of Georgia, where he also chairs the committee on internal audit, risk and compliance. Mr. Stelling also serves as a trustee or director on several civic and non-profit organizations, including the Metro Atlanta Chamber of Commerce and the Dean’s Advisory Council of the University of Georgia Terry College of Business. Mr. Stelling’s extensive banking and leadership experience, along with his in-depth knowledge of our corporate strategy and day-to-day operations, provides our Board with an important resource in understanding our markets and industry.

Melvin T. Stith is the Dean of the Martin J. Whitman School of Management at Syracuse University. Prior to taking this position in 2005, Dr. Stith was the Dean and Jim Moran Professor of Business Administration at Florida State University for thirteen years. He has been a professor of marketing and business since 1977 after having served in the U.S. Army Military Intelligence Command and achieving the rank of Captain. He holds a bachelor’s degree from Norfolk State College and a master’s degree in business administration and a Ph.D. in marketing from Syracuse University. Dr. Stith currently serves on the board of Flowers Foods, Inc., a publicly held baked foods company, as well as its audit and compensation committees. He has also served on the boards of various private companies and is a current or past director of Beta Gamma Sigma, the national honorary society for business schools, the Jim Moran Foundation and the Graduate Management Admissions Council. Dr. Stith’s leadership skills in consensus-building, risk management and executive management and his financial acumen add an important dimension to our Board’s composition.

Philip W. Tomlinson is the Chairman of the Board and Chief Executive Officer of TSYS, a publicly held global payments processing company. Mr. Tomlinson was elected to his current position with TSYS in January 2006. From 1982 until 2006, Mr. Tomlinson served in various capacities with TSYS, including Chief Executive Officer and President. Since TSYS’ incorporation in December 1982, Mr. Tomlinson has played a key role in almost every major strategy that has shaped TSYS’ development. Mr. Tomlinson is a member of the Financial Services Roundtable and a graduate of Louisiana State University School of Banking of the South. Mr. Tomlinson is also a member of the Georgia Economic Development Board and other charitable and civic organizations’ board of directors. As the principal executive officer of a public company, Mr. Tomlinson provides valuable insight and guidance on the issues of corporate governance, strategy and risk management, particularly as to his expertise and understanding of the current trends within the financial services industry and as to his diverse relationships within the financial services community.

James D. Yancey is the Chairman of the Board of CB&T and former Chairman of the Board of Synovus. He retired as an executive employee of Synovus in December 2004 and served as a non-executive Chairman of the Board until July 2005. Mr. Yancey was elected as an executive Chairman of the Board of Synovus in October 2003. Prior to 2003 and for 45 years, Mr. Yancey served in various capacities with Synovus and/or CB&T, including Vice Chairman of the Board and President of both Synovus and CB&T. Mr. Yancey has an associate’s degree from Columbus State University. He serves as a director of TSYS as well as other civic and charitable organizations and brings to our Board a depth of understanding as to our company’s business, history and organization and the various challenges we face in the current economic environment.

Legal Proceedings

As previously disclosed in Synovus’ filings with the SEC, certain of the nominees named above, as well as certain of Synovus’ current and former directors and executive officers, is named as a defendant in certain litigation.

On July 7, 2009, the City of Pompano Beach General Employees’ Retirement System filed suit against Synovus, and certain of Synovus’ current and former officers, in the United States District Court, Northern District of Georgia (Civil Action File No. 1 09-CV-1811) (the “Securities Class Action”) and on June 11, 2010, Lead Plaintiffs, the Labourers’ Pension Fund of Central and Eastern Canada and the Sheet Metal Workers’ National Pension Fund, filed an amended complaint alleging, among other things, that Synovus and the named individual defendants misrepresented or failed to disclose material facts that artificially inflated Synovus’ stock price in violation of the federal securities laws. Lead Plaintiffs’ allegations are based on purported exposure to Synovus’ Sea Island lending relationship and the impact of such alleged exposure on Synovus’ financial condition. Lead Plaintiffs in the Securities Class Action seek damages in an unspecified amount. On May 19, 2011, the Court ruled that the amended complaint failed to satisfy the mandatory pleading requirements of the Private Securities Litigation Reform Act. The Court also ruled that Lead Plaintiffs would be allowed the opportunity to submit a further amended complaint. Lead Plaintiffs served their second amended complaint on June 27, 2011. Defendants filed a Motion to Dismiss that complaint on July 27, 2011. The motion is fully briefed and the parties are waiting on a ruling by the court. Discovery continues to be stayed pursuant to the Private Securities Litigation Reform Act.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         24

On November 4, 2009, a shareholder filed a putative derivative action purportedly on behalf of Synovus in the United States District Court, Northern District of Georgia (Civil Action File No. 1 09-CV-3069) (the “Federal Shareholder Derivative Lawsuit”), against certain current and/or former directors and executive officers of Synovus. The Federal Shareholder Derivative Lawsuit asserts that the individual defendants violated their fiduciary duties based upon substantially the same facts as alleged in the Securities Class Action described above. The plaintiff is seeking to recover damages in an unspecified amount and equitable and/or injunctive relief.

On December 1, 2009, the Court consolidated the Securities Class Action and Federal Shareholder Derivative Lawsuit for discovery purposes, captioned In re Synovus Financial Corp., 09-CV-1811-JOF, holding that the two cases involve “common issues of law and fact.”

On December 21, 2009, a shareholder filed a putative derivative action purportedly on behalf of Synovus in the Superior Court of Fulton County, Georgia (the “State Shareholder Derivative Lawsuit”), against certain current and/or former directors and executive officers of Synovus. The State Shareholder Derivative Lawsuit asserts that the individual defendants violated their fiduciary duties based upon substantially the same facts as alleged in the Federal Shareholder Derivative Lawsuit described above. The plaintiff is seeking to recover damages in an unspecified amount and equitable and/or injunctive relief. On June 17, 2010, the Superior Court entered an Order staying the State Shareholder Derivative Lawsuit pending resolution of the Federal Shareholder Derivative Lawsuit.

Synovus and the individual named defendants collectively intend to vigorously defend themselves against the Securities Class Action and the Federal and State Shareholder Derivative Lawsuit allegations.

The Board of Directors unanimously recommends that you vote “FOR” all 15 nominees.

Proposal 2	Approval of Compensation of our Named
Executive Officers as Determined
by the Compensation Committee

Synovus believes that our compensation policies and procedures for our named executive officers are competitive, are focused on pay for performance principles and are strongly aligned with the long-term interests of our shareholders. Synovus also believes that both we and our shareholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives you, as a shareholder, the opportunity to endorse or not endorse the compensation for our named executive officers by voting to approve or not approve, on an advisory basis, such compensation as described in this Proxy Statement.

As discussed under “Executive Compensation — Compensation Discussion and Analysis” beginning on page 38 of this Proxy Statement, Synovus’ compensation program for its executive officers is performance-oriented and designed to support our strategic goals. Additionally, our program is currently designed to comply with the regulatory restrictions on executive pay for TARP participants. 2011 was an inflection point for Synovus. Despite continuing challenges from a struggling U.S. economy, Synovus had a number of significant accomplishments including, most importantly, a return to profitability in the second half of the year. Synovus’ key achievements in 2011 are summarized in “Executive Compensation – Compensation Discussion and Analysis.” Despite these significant accomplishments, our stock price continued to be impacted by the macro-economic and other factors impacting financial stocks in general and by continuing concerns around Synovus’ levels of non-performing assets, among other things.

2011 Compensation

The compensation of executives in 2011 reflects Synovus’ performance. For example:

Base Salaries

•

The Chief Executive Officer did not receive a base salary increase in 2011, and the other named executive officers received only a modest (2.5%) base salary increase, consistent with the base salary increases for other team members. Although the Chief Executive Officer did not receive a base salary increase in 2011, the base salary and total compensation paid to the Chief Executive Officer in the Summary Compensation Table on page 51 reflect an increase from 2010 because 2011 was his first full year in the role (he began serving as Chief Executive Officer in October 2010).

•	The base salaries and, consequently, the total compensation paid to our named executive officers continues to be below median market data. See the graph on page 39 for more detail.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         25

Short-Term Incentives

•	For the fifth year in a row, we paid no bonuses to any of our executive officers, including our named executive officers.

Long-Term Incentives

•

Synovus granted restricted stock units to our executive officers with both a performance component and a service component. In order for the awards to vest, the restricted stock units require that Synovus have two consecutive quarters of profitability and repay its obligations under the Capital Purchase Program implemented as part of TARP. Additionally, the executive officer must complete two years of service.

•	Because our long-term incentive program is denominated entirely in equity vehicles, it has been directly impacted by the decline in our stock price:

-	Outstanding stock options are “underwater,” meaning that the exercise price exceeds the current value of the shares. This will continue until stock prices return to their former levels.

-	Outstanding restricted stock units have declined in value along with the declines in our stock price.

•

Because of our stock ownership guidelines and “hold until retirement” requirements, executives hold a significant amount of Synovus stock, which has declined in value the same as all other shareholders’ stock.

We believe that the compensation delivered to each named executive officer in 2011 was fair and reasonable.

On February 13, 2009, the United States Congress passed the American Recovery and Reinvestment Act of 2009, or ARRA. ARRA requires, among other things, that all participants in TARP permit a non-binding shareholder vote to approve the compensation of the company’s executives. Accordingly, we are asking you to approve the compensation of Synovus’ named executive officers as described under “Executive Compensation — Compensation Discussion and Analysis” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement (see pages 38 to 55 of this Proxy Statement). Under ARRA, your vote is advisory only and will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Under the federal securities laws, as long as Synovus is required to hold an annual “say on pay” vote because it has received TARP financial assistance, we will not be required to hold a “say on frequency” vote until all of our TARP indebtedness has been repaid.

The Board of Directors unanimously recommends that you vote “FOR” the approval of the compensation of the named executive officers as determined by the Compensation Committee, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         26

Proposal 3	Re-Approval of the Material Terms
of Performance Goals under Synovus
Financial Corp. 2007 Omnibus Plan,
as required by Section 162(m) of the Internal
Revenue Code

We are asking shareholders to reapprove the material terms of the performance goals under the Synovus Financial Corp. 2007 Omnibus Plan, or 2007 Plan, at the Annual Meeting. The 2007 Plan was originally approved by shareholders on April 25, 2007. Shareholder re-approval of the material terms of performance goals under the 2007 Plan is required every five years in order to qualify the 2007 Plan under Section 162(m) of Internal Revenue Code, thereby allowing the Company to deduct for federal income tax purposes compensation paid under the 2007 Plan. If shareholders do not re-approve the material terms of performance goals, the Company will not be able to grant awards that are intended to be performance-based compensation under Section 162(m) of the Code. If that happens, we may not be entitled to a tax deduction for some or all of the equity incentive awards provided to our chief executive officer and our other most highly compensated executive officers.

The Compensation Committee of the Board of Directors (“Committee”) believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Committee expects that the 2007 Plan will continue to be an important factor in attracting, retaining and rewarding the high-caliber employees and directors essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

No amendments or other changes to the 2007 Plan are being requested by the Company at this time. Consequently, the re-approval of this proposal by the shareholders will not result in any increase in the number of shares of common stock available for issuance under the 2007 Plan or result in any amendment to the 2007 Plan.

Material Terms of Performance Goals Under 2007 Plan

Section 162(m) generally limits to $1,000,000 the amount that a publicly held corporation may deduct for the compensation paid to its named executive officers, other than the Chief Financial Officer. Under TARP, however, this limit is reduced to $500,000. “Qualified performance-based compensation,” however, is not subject to the applicable deduction limit. Market-priced stock options and stock appreciation rights are two examples of performance-based compensation. Other types of awards, such as restricted stock, restricted stock units, performance units or shares, cash-based awards and other stock-based awards that are granted pursuant to pre-established objective performance formulas, may also qualify as fully-deductible performance-based compensation so long as certain requirements, such as shareholder approval of the material terms of the performance goals, are met. The 2007 Plan permits the Committee to establish performance goals consistent with Section 162(m) and authorizes the granting of cash, stock options, stock appreciation rights, common stock, other property, or any combination thereof to employees upon achievement of such established performance goals.

For purposes of Section 162(m), the material terms of the performance goals include (i) the employees eligible to receive compensation under the 2007 Plan, (ii) a description of the business criteria on which the performance goals may be based, and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the 2007 Plan is discussed below.

Eligibility and Participation. Any employee of Synovus and its subsidiaries and any non-empoloyee director of Synovus, approximately 5,238 persons as of December 31, 2011, is eligible to participate in the 2007 Plan. Incentive stock options, however, may be granted only to employees. The Committee has discretion to select participants from year to year.

Performance Objectives. In setting the performance goals, the Committee may use such measures as: (1) net earnings or net income (before or after taxes); (2) earnings per share; (3) net sales or revenue growth; (4) net operating profit; (5) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (6) cash flow (including, but not limited to, operating cash flow); (7) free cash flow; (8) cash generation; (9) cash flow return on equity and cash flow return on investment; (10) earnings before or after taxes; (11) interest; (12) depreciation and/or amortization; (13) gross or operating margins; (14) productivity ratios and/or share price (including, but not limited to, growth measures and total shareholder return); (15) expense targets; (16) margins; (17) operating efficiency; (18) market share; (19) customer satisfaction; (20) unit volume; (21) working capital targets and change in working capital; (22) economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital); (23) asset growth; (24) non-interest expense as a percentage of total expense; (25) loan charge-offs as a percentage of total loans; (26) number of cardholder, merchant or other customer accounts processed or converted; and (27) successful negotiation or renewal of contracts with new or existing customers. The performance goals may relate to the individual participant, to Synovus as a whole, or to a subsidiary, division, department, region, function or business unit of Synovus in which the participant is employed. Performance awards may be granted either alone or in addition to other grants made under the 2007 Plan.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         27

Shares Subject to the Plan; Maximum Amounts Payable to Any Participant. Subject to certain anti-dilution adjustments, the aggregate number of shares of Synovus stock which may be granted to participants pursuant to awards granted under the 2007 Plan may not exceed eighteen million (18,000,000) shares, plus any shares awarded under the Synovus Financial Corp. 2002 and 2000 Long-Term Incentive Plans that are subsequently forfeited. The maximum number of full-value awards (awards settled in stock other than stock options and stock appreciation rights) under the 2007 Plan shall be 9,000,000. Subject to certain anti-dilution adjustments, the annual award limits of the 2007 Plan are as follows:

•	The maximum aggregate number of shares subject to options granted in any one plan year to any one participant is 4,000,000 shares.

•	The maximum number of shares subject to stock appreciation rights granted in any one plan year to any one participant is 4,000,000 shares.

•	The maximum aggregate grant with respect to awards of restricted stock or restricted stock units in any one plan year to any one participant is 2,000,000 shares.

•

The maximum aggregate award of performance units or performance shares that a participant may receive in any one plan year is 2,000,000 shares if the award is payable in shares, or equal to the value of 100,000 shares if the award is payable in cash or property other than shares, determined as of the earlier of the vesting or the payout date, as applicable.

•	The maximum aggregate amount awarded or credited with respect to cash-based awards to any one participant in any one plan year may not exceed $2,000,000.

•	The maximum aggregate grant with respect to other stock-based awards in any one plan year to any one participant is 2,000,000 shares.

Summary of Other Features of the 2007 Plan

The summary below is intended to provide context for the material terms of performance goals that shareholders are being asked to re-approve.

Awards Under the 2007 Plan

Pursuant to the 2007 Plan, Synovus may grant the following types of awards subject to the following conditions:

Nonqualified and Incentive Stock Options

All stock options must have a maximum life of no more than ten years from the date of grant. At the time of grant, the Committee will determine the exercise price for any stock options. In no event, however, may the exercise price be less than 100% of the fair market value of Synovus’ common stock at the time of grant. At the time of exercise, payment in full of the exercise price will be paid in cash, shares of common stock valued at their fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Stock Appreciation Rights

Stock appreciation rights offer participants the right to receive payment for the difference (spread) between the exercise price of the stock appreciation right and the market value of Synovus’ common stock at the time of redemption. The Committee may authorize payment of the spread for a stock appreciation right in the form of cash, common stock to be valued at its fair market value on the date of exercise, a combination thereof, or by such other method as the Committee may determine.

Restricted Stock and Restricted Stock Units

The Committee may award common stock to a participant as a portion of the participant’s remuneration. In doing so, the Committee, in its discretion, may impose conditions or restrictions on the award of common stock. The Committee may also award restricted stock units which are similar to restricted stock except that no shares are actually awarded on the date of grant.

Cash-Based Awards

The Committee may grant cash-based awards to participants as determined by the Committee. Payment of the cash-based awards may be made in either cash or common stock.

Other Stock-Based Awards

The Committee may grant other types of equity-based or equity-related awards. These awards may be paid in either common stock or cash.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         28

Minimum Vesting

Except with respect to a maximum of five percent (5%) of the shares authorized under the 2007 Plan, any full value awards which vest on the basis of the grantee’s continued employment with or provision of service to Synovus will not provide for vesting which is any more rapid than annual pro rata vesting over a three-year period and any full value awards which vest upon the attainment of performance goals will provide for a performance period of at least twelve months.

Adjustments in Connection with Certain Events

The Committee, in order to prevent dilution or enlargement of a participant’s rights under the 2007 Plan, shall substitute or adjust the number and kind of shares that may be issued under the 2007 Plan or under particular forms of awards, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual award limits, and other value determinations applicable to outstanding awards in the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Synovus, combination of shares, exchange of shares, dividend in-kind, or other like change in capital structure, number of outstanding shares or distribution (other than normal cash dividends) to shareholders of Synovus, or any similar corporate event or transaction.

Duration of the 2007 Plan

The 2007 Plan became effective upon approval by Synovus’ shareholders on April 25, 2007. The 2007 Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2007 Plan have been issued. At any time, the Board of Directors may terminate the 2007 Plan. The termination of the 2007 Plan will not affect outstanding awards in any way.

Administration

The 2007 Plan is administered by the Committee. Members of the Committee are appointed by the Board of Directors from among its members and may be removed by the Board of Directors in its discretion.

The Committee has broad discretion to construe, interpret and administer the 2007 Plan, to select the individuals to be granted Plan awards, to determine the number of shares to be subject to each Plan award, and to determine the terms, conditions and duration of each award. The Committee’s decisions will be conclusive, final and binding upon all parties. No member of the Committee will be liable for any action or determination made with respect to the 2007 Plan or any award granted under the 2007 Plan. To the fullest extent permitted by law, Synovus will indemnify the members of the Committee against reasonable expenses incurred in connection with any action taken against them with respect to the 2007 Plan or any award granted under the Plan.

Amendment of the 2007 Plan

The Committee may amend, modify, suspend or terminate the 2007 Plan at any time except that no amendment, modification, suspension or termination may adversely affect an existing award under the 2007 Plan without the affected participant’s consent. In addition, no amendment, modification, suspension or termination shall be made which would reprice, replace or regrant through cancellation, or which would lower the option price of a previously granted option or the grant price of a previously granted stock appreciation right without the approval of shareholders. Moreover, under NYSE listing standards, the 2007 Plan cannot be materially amended without the approval of shareholders.

Change of Control

Unless otherwise determined by the Committee at grant, in the event of a change of control of Synovus, as defined in the 2007 Plan, the vesting of any outstanding awards granted under the 2007 Plan will be accelerated and all such awards will be fully exercisable and any outstanding restrictions on outstanding awards will lapse.

Federal Tax Consequences of the 2007 Plan

The following discussion of the federal income tax consequences of awards granted under the 2007 Plan is intended only as a summary of the present federal income tax treatment of awards. These laws are highly technical and are subject to change at any time. This summary does not discuss the tax consequences of a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         29

Nonqualified Stock Options

Nonqualified stock options granted under the 2007 Plan will not be taxable to a participant at grant but generally will result in taxation at exercise, at which time the participant will recognize ordinary income in an amount equal to the difference between the option’s exercise price and the fair market value of the shares on the exercise date. Synovus will be entitled to deduct a corresponding amount as a business expense in the year the participant recognizes this income.

Incentive Stock Options

An employee will generally not recognize ordinary income on receipt or exercise of an incentive stock option so long as he or she has been an employee of Synovus or its subsidiaries from the date the incentive stock option was granted until three months before the date of exercise; however, the amount by which the fair market value of the shares on the exercise date exceeds the exercise price is an adjustment in computing the employee’s alternative minimum tax in the year of exercise. If the employee holds the shares of common stock received on exercise of the incentive stock option for one year after the date of exercise (and for two years from the date of grant of the incentive stock option), any difference between the amount realized upon the disposition of the shares and the amount paid for the shares will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an incentive stock option and satisfies these holding period requirements, Synovus may not deduct any amount in connection with the incentive stock option. If an employee exercises an incentive stock option but engages in a “disqualifying disposition” by selling the shares acquired on exercise before the expiration of the one and two-year holding periods described above, the employee generally will recognize ordinary income (for regular income tax purposes only) in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the shares on the date of disqualifying disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on the disqualifying disposition and the exercise price. In either event, Synovus will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the disqualifying disposition.

Stock Appreciation Rights

To the extent that the requirements of the Internal Revenue Code of 1986 are met, there are no immediate tax consequences to a participant when a stock appreciation right is granted. When a participant exercises the right to the appreciation in fair market value of shares represented by a stock appreciation right, payments made in common stock are normally includable in the participant’s gross income for regular income tax purposes. Synovus will be entitled to deduct the same amount as a business expense in the same year. The includable amount and corresponding deduction each equal the fair market value of the common stock payable on the date of exercise.

Restricted Stock

The recognition of income from an award of restricted stock for federal income tax purposes depends on the restrictions imposed on the shares. Generally, taxation will be deferred until the first taxable year the shares are no longer subject to substantial risk of forfeiture. At the time the restrictions lapse, the participant will recognize ordinary income equal to the then fair market value of the stock. The participant may, however, make an election to include the value of the shares in gross income in the year of award despite such restrictions. Generally, Synovus will be entitled to deduct the fair market value of the shares transferred to the participant as a business expense in the year the participant includes the compensation in income.

Restricted Stock Units

Generally, a participant will not recognize ordinary income until common stock, cash, or other property become payable under the restricted stock unit, even if the award vests in an earlier year. Synovus will generally be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

Performance Units / Performance Shares

As stated above, the performance units and performance shares awarded under the 2007 Plan are intended to be “qualified performance-based compensation” under Section 162(m) and, therefore, deductible by Synovus when the employee recognizes ordinary income. Employees under the 2007 Plan incur no income tax liability upon the initial grant of performance units or performance shares. At the end of the performance or measurement period, however, employees realize ordinary income on any amounts received in cash or common stock. Any subsequent appreciation on the common stock is treated as a capital gain.

Cash-Based Awards / Other Stock-Based Awards

Any cash payments or the fair market value of any common stock or other property a participant receives in connection with cash-based awards or other stock-based awards are includable in income in the year received or made available to the participant without substantial limitations or restrictions. Generally, Synovus will be entitled to deduct the amount the participant includes in income as a business expense in the year of payment.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         30

Deferred Compensation

All awards under the 2007 Plan must satisfy the requirements of Section 409A of the Internal Revenue Code of 1986 to avoid adverse tax consequences to participants.

Additional Information

In the event the 2007 Plan is terminated, participants under the 2007 Plan will retain all rights to their awards in accordance with the terms of the awards.

In the event of a termination of service by a participant, the Committee will determine the length of time that the participant has to exercise a stock option or stock appreciation right and the extent to which the participant can retain the rights to restricted stock, restricted stock units, performance units, performance shares, cash-based awards, and other stock-based awards.

The Committee may provide for the payment of dividends on shares of common stock granted in connection with awards or dividend equivalents with respect to any shares of common stock subject to an award that have not actually been issued under the award.

Historical Plan Benefits

The number of awards that an individual may receive under the 2007 Plan is in the discretion of the Committee and therefore cannot be determined in advance. Our executive officers are eligible to receive awards under the 2007 Plan and, accordingly, our executive officers have an interest in this proposal. The following table sets forth the total number of shares of the restricted stock units granted under the 2007 Plan to the listed persons and groups during the fiscal year ended December 31, 2011.

Restricted Stock Units Granted to Certain Individuals and Groups during the Fiscal Year ended December 31, 2011

Name and Position	Number of Shares of Restricted Stock Units Granted

Kessel D. Stelling, Chairman, President and Chief Executive Officer	172,048

Thomas J. Prescott, Executive Vice President and Chief Financial Officer	68,898

Roy Dallis Copeland, Jr., Executive Vice President and Chief Banking Officer	64,961

Samuel F. Hatcher, Executive Vice President, General Counsel and Secretary	68,898

Mark G. Holladay, Executive Vice President and Chief Risk Officer	59,056

Executive Group	744,059

Non-Executive Director Group	-0-

Non-Executive Officer Employee Group	3,071,883

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         31

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information as of December 31, 2011 about Synovus common stock that may be issued under our existing equity compensation plans.

Plan Category(1)	(a) Number of securities to be issued upon vesting of restricted share units	(b) Number of securities to be issued upon exercise of outstanding options	(c) Weighted- average exercise price of outstanding options in column (b)	(d) Number of shares remaining available for issuance excluding shares reflected in columns (a) and (b)
Shareholder approved equity compensation plans for shares of Synovus stock	4,527,975	17,645,041	$10.68	28,488,255	(2)
Non-shareholder approved equity compensation plans	—	—	—	—
TOTAL	4,527,975	17,645,041	10.68	28,488,255
(1)	Does not include information for equity compensation plans assumed by Synovus in mergers. A total of 241,277 shares of common stock was issuable upon exercise of options granted under plans assumed in mergers and outstanding at December 31, 2011. The weighted average exercise price of all options granted under plans assumed in mergers and outstanding at December 31, 2011 was $7.22. Synovus cannot grant additional awards under these assumed plans.
(2)	The 28,488,255 shares available for future grants under the 2007 Plan include shares forfeited under the 2000 and 2002 Long-Term Incentive Plans.

The Board of Directors unanimously recommends that you vote “FOR” the re-approval of the material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan, as required by Section 162(m) of the Internal Revenue Code.

Proposal 4	Ratification of Appointment of the Independent Auditor

The Audit Committee has appointed the firm of KPMG LLP as the independent auditor to audit the consolidated financial statements of Synovus and its subsidiaries for the fiscal year ending December 31, 2012 and Synovus’ internal control over financial reporting as of December 31, 2012. Although shareholder ratification of the appointment of Synovus’ independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit Committee will reconsider the selection, although the Audit Committee will not be required to select a different independent auditor for Synovus.

KPMG served as Synovus’ independent auditor for the fiscal year ending December 31, 2011. Representatives of KPMG will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

The Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent auditor.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         32

EXECUTIVE OFFICERS

The following table sets forth the name, age and position with Synovus of each executive officer of Synovus.

Name	Age	Position with Synovus

Kessel D. Stelling(1)	55	Chairman of the Board, President and Chief Executive Officer

Roy Dallis Copeland, Jr.(2)	43	Executive Vice President and Chief Banking Officer

Allen J. Gula, Jr.(3)	57	Executive Vice President and Chief Operations Officer

Samuel F. Hatcher(4)	66	Executive Vice President, General Counsel and Secretary

Mark G. Holladay(5)	56	Executive Vice President and Chief Risk Officer

Kevin J. Howard(6)	47	Executive Vice President and Chief Credit Officer

Liliana C. McDaniel(7)	47	Chief Accounting Officer

Thomas J. Prescott(8)	57	Executive Vice President and Chief Financial Officer

J. Barton Singleton(9)	48	Executive Vice President and President, Financial Management Services

(1)    As Mr. Stelling is a director of Synovus, relevant information pertaining to his positions with Synovus is set forth under the caption “Nominees for Election as Director” beginning on page 20.

(2)    Roy Dallis Copeland, Jr. was elected as Executive Vice President in January 2010 and Chief Banking Officer in January 2011. Prior to that time and since September 2008, he served as Senior Vice President and Chief Commercial Officer. Mr. Copeland previously served as President and Chief Executive Officer of Citizens First Bank, one of our banking divisions, and has led various banking departments in retail and commercial banking at CB&T. He began his career with CB&T in 1992.

(3)    Allen J. Gula, Jr. was elected Executive Vice President and Chief Operations Officer of Synovus in July 2011. Prior to joining Synovus, Mr. Gula was an independent consultant and investor, consulting with private equity and venture capital firms on potential acquisitions and investments and serving on various corporate boards . From 2006 to 2007, he also served as the Executive Vice President, Business and Technology Operations at Greater Bay Bancorp, a public bank holding company acquired by Wells Fargo, and from 1999 to 2006, he served in various capacities at Franklin Resources, Inc., an investment management organization, including as the Advisor to the Chief Executive Officer, Co-President and the Chief Information Officer. Mr. Gula began his financial services career with KeyCorp and held various leadership positions during his 17 years there, including Executive Vice President and Chairman and Chief Executive Officer of Key Services Corporation.

(4)    Samuel F. Hatcher was elected Executive Vice President, General Counsel and Secretary of Synovus in April 2008. From 2005 until April 2008, Mr. Hatcher was a partner in the law firm of Bradley & Hatcher in Columbus, Georgia and from 2002 until April 2008, he was a partner in the law firm of Hatcher Thomas, LLC in Atlanta, Georgia. Prior to 2002, Mr. Hatcher served as the General Counsel of Equitable Real Estate Investment Management, Inc.

(5)    Mark G. Holladay was elected Executive Vice President and Chief Risk Officer of Synovus in October 2008. From 2000 to 2008, Mr. Holladay served as Executive Vice President and Chief Credit Officer of Synovus. From 1974 until 2000, Mr. Holladay served in various capacities with CB&T, including Executive Vice President.

(6)    Kevin J. Howard was elected as Executive Vice President in March 2010 and Chief Credit Officer in September 2008. Mr. Howard served as Senior Vice President and Credit Manager of Synovus from 2004 until September 2008 and as Senior Vice President of commercial real estate, correspondent and affiliate lending from 2000 until 2004. Mr. Howard joined CB&T as Vice President in 1993.

(7)    Liliana C. McDaniel was elected Chief Accounting Officer in July 2006. From 2001 until 2006, Ms. McDaniel was the Senior Vice President, Director of Financial Reporting at Synovus. From 1998 to 2001, she served as Synovus’ Vice President, Financial Reporting Manager.

(8)    Thomas J. Prescott was elected Executive Vice President and Chief Financial Officer of Synovus in December 1996. From 1987 until 1996, Mr. Prescott served in various capacities with Synovus, including Executive Vice President and Treasurer.

(9)    J. Barton Singleton was elected as Executive Vice President and President, Synovus Financial Management Services in December 2007. Mr. Singleton joined Synovus in August 2005 and since that time, he has served in various capacities, including Senior Vice President and Manager of the investment banking and institutional brokerage groups and Chief Operating Officer, Chief Financial Officer and Fixed Income Trader for mortgage-backed securities. He was named President of Synovus Securities in February 2006. Prior to joining Synovus, Mr. Singleton spent 16 years at SouthTrust Securities.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         33

STOCK OWNERSHIP OF DIRECTORS

AND NAMED EXECUTIVE OFFICERS

The following table sets forth ownership of shares of Synovus common stock by each director, each director nominee, each executive officer named in the Summary Compensation Table and all directors and executive officers as a group as of December 31, 2011.

Name	Shares of Synovus Stock Beneficially Owned with Sole Voting And Investment Power as of 12/31/11	Shares of Synovus Stock Beneficially Owned with Shared Voting And Investment Power as of 12/31/11	Shares of Synovus Stock Beneficially Owned with Sole Voting and No Investment Power as of 12/31/11	Total Shares of Synovus Stock Beneficially Owned as of 12/31/11(1)	Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/11

Catherine A. Allen	—	—	—	—	—

Richard E. Anthony	811,504	70,429	73,844	2,398,464	*

James H. Blanchard	1,636,572	194,901	—	2,832,212	*

Richard Y. Bradley	88,836	177,255	—	266,091	*

Frank W. Brumley	131,771	—	—	131,771	*

Stephen T. Butler	407,328	1,129,220	—	1,536,548	*

Elizabeth W. Camp	94,933	477	—	95,410	*

Roy Dallis Copeland, Jr.	53,648	—	121,562	227,316	*

T. Michael Goodrich	518,520	—	—	518,520	*

V. Nathaniel Hansford	105,133	188,271	—	293,404	*

Samuel F. Hatcher	22,000	—	125,573	195,573	*

Mark G. Holladay	90,050	—	115,547	388,323	*

Mason H. Lampton	134,836	1,395	—	136,231	*

Jerry W. Nix	—	—	—	—	—

H. Lynn Page	669,037	11,515	—	680,552	*

Thomas J. Prescott	121,593	—	125,573	594,643	*

Joseph J. Prochaska, Jr.	40,829	—	—	40,829	*

J. Neal Purcell	167,329	—	—	167,329	*

Kessel D. Stelling	468,262	—	266,935	737,551	*

Melvin T. Stith	40,052	139	—	40,641	*

Philip W. Tomlinson	95,380	—	—	95,380	*

James D. Yancey	852,332	283,500	—	1,380,685	*

Directors and Executive Officers as a Group (26 persons)	6,680,065	2,057,102	1,169,808	13,377,136	1.7%

*      Less than one percent of the outstanding shares of Synovus stock.

(1)    The totals shown in the table above for the directors and executive officers of Synovus listed below include the following shares as of December 31, 2011: (a) under the heading “Stock Options” the number of shares of Synovus stock that each individual had the right to acquire within 60 days through the exercise of stock options, and (b) under the heading “Pledged Shares” the number of shares of Synovus stock that were pledged, including shares held in a margin account.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         34

Name	Stock Options	Pledged Shares

Richard E. Anthony	1,442,687	—

James H. Blanchard	1,000,739	1,399,617

Roy Dallis Copeland, Jr.	52,106	—

Samuel F. Hatcher	48,000	—

Mark G. Holladay	182,726	—

Mason H. Lampton	—	58,275

Thomas J. Prescott	347,477	—

Kessel D. Stelling	2,354	—

James D. Yancey	244,853	241,228

In addition, the other executive officers of Synovus had rights to acquire an aggregate of 149,219 shares of Synovus stock within 60 days through the exercise of stock options and no shares of Synovus stock that were pledged, including shares held in a margin account.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         35

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of five directors, each of whom the Board has determined to be an independent director as defined by the listing standards of the NYSE and the categorical standards of independence set by the Board. The duties of the Audit Committee are summarized in this Proxy Statement under “Corporate Governance and Board Matters —Committees of the Board” beginning on page 11 and are more fully described in the Audit Committee charter adopted by the Board of Directors.

One of the Audit Committee’s primary responsibilities is to assist the Board in its oversight responsibility regarding the integrity of Synovus’ financial statements and systems of internal controls. Management is responsible for Synovus’ accounting and financial reporting processes, the establishment and effectiveness of internal controls and the preparation and integrity of Synovus’ consolidated financial statements. KPMG LLP, Synovus’ independent auditor, is responsible for performing an independent audit of Synovus’ consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing opinions on whether those financial statements are presented fairly in conformity with accounting principles generally accepted in the United States and on the effectiveness of Synovus’ internal control over financial reporting. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP. The function of the Audit Committee is not to duplicate the activities of management or the independent auditor, but to monitor and oversee Synovus’ financial reporting process.

In discharging its responsibilities regarding the financial reporting process, the Audit Committee:

•	Reviewed and discussed with management and KPMG LLP Synovus’ audited consolidated financial statements as of and for the year ended December 31, 2011;

•

Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended and adopted by the Public Company Accounting Oversight Board; and

•

Received from KPMG LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence and has discussed with KPMG LLP their independence.

Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in Synovus’ Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

The Audit Committee

J. Neal Purcell, Chair

Elizabeth W. Camp

H. Lynn Page

Joseph J. Prochaska, Jr.

Melvin T. Stith

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         36

KPMG LLP Fees and Services

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Synovus’ annual consolidated financial statements for the years ended December 31, 2011 and December 31, 2010 and fees billed for other services rendered by KPMG during those periods.

	2011	2010

Audit Fees(1)	$2,765,000	$2,809,961

Audit Related Fees(2)	268,800	247,567

Tax Fees(3)	59,627	67,752

All Other Fees(4)	140,885	—

TOTAL	$3,234,312	$3,125,280

(1)    Audit fees consisted of fees for professional services provided in connection with the audits of Synovus’ consolidated financial statements and internal control over financial reporting, reviews of quarterly financial statements, issuance of comfort letters and other SEC filing matters, and audit or attestation services provided in connection with other statutory or regulatory filings.

(2)    Audit related fees consisted principally of fees for assurance and related services that are reasonably related to the performance of the audit or review of Synovus’ financial statements and are not reported above under the caption “Audit Fees.”

(3)    Tax fees consisted of fees for tax consulting and compliance, tax advice and tax planning services.

(4)    All other fees for 2011 consisted principally of fees for professional services related to information technology advisory services.

Policy on Audit Committee Pre-Approval

The Audit Committee has the responsibility for appointing, setting the compensation for and overseeing the work of Synovus’ independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor in order to assure that the provision of these services does not impair the independent auditor’s independence. Synovus’ Audit Committee Pre-Approval Policy addresses services included within the four categories of audit and permissible non-audit services, which include Audit Services, Audit Related Services, Tax Services and All Other Services.

The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. In addition, the Audit Committee must specifically approve permissible non-audit services classified as All Other Services.

Prior to engagement, management submits to the Committee for approval a detailed list of the Audit Services, Audit Related Services and Tax Services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Each specified service is allocated to the appropriate category and accompanied by a budget estimating the cost of that service. The Committee will, if appropriate, approve both the list of Audit Services, Audit Related Services and Tax Services and the budget for such services.

The Committee is informed at each Committee meeting as to the services actually provided by the independent auditor pursuant to the Pre-Approval Policy. Any proposed service that is not separately listed in the Pre-Approval Policy or any service exceeding the pre-approved fee levels must be specifically pre-approved by the Committee. The Audit Committee has delegated pre-approval authority (on engagements not exceeding $100,000) to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions made by him to the Committee at its next scheduled meeting.

All of the services described in the table above under the captions “Audit Fees,” “Audit Related Fees” and “Tax Fees” were approved by the Committee pursuant to legal requirements and the Committee’s Charter and Pre-Approval Policy.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         37

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary—Overview of Prior Year Performance and Compensation

2011 Performance

2011 was an inflection point for Synovus. Despite continuing challenges from a struggling U.S. economy, Synovus had a number of significant accomplishments including, most importantly, a return to profitability in the second half of the year. Key achievements in 2011 include the following:

•

Return to profitability in the second half of 2011—Synovus reported net income available to common shareholders of $12.8 million for the fourth quarter of 2011, compared to net income available to shareholders of $15.7 million for the third quarter of 2011, and a net loss of $180.0 million in the fourth quarter of 2010. For 2011, Synovus reported a net loss attributable to common shareholders of $118.7 million, an 86.0% improvement compared to a net loss attributable to common shareholders of $848.2 million for 2010.

•

Continued improvement in credit metrics—We continued to aggressively manage credit and improve credit quality metrics. Total credit costs were $568.1 million in 2011, a 57.3% decline from $1.33 billion in 2010. Total net charge-offs were $585.8 million in 2011, a 57.3% decline from $1.37 billion in 2010. New non-performing loan inflows were $948.8 million in 2011, a 40.2% improvement from $1.59 billion in 2010. The total write-downs and allowance on total non-performing assets at December 31, 2011 is approximately 43%.

•

Continued disposition of distressed assets—During 2011, we continued to execute on our strategy to dispose of distressed assets, disposing of $702.5 million of distressed assets. As a result, non-performing assets have continued to decline at a steady pace and were $1.12 billion at December 31, 2011, a 12.7% decline from December 31, 2010, and a 39.4% decline from the peak in the first quarter of 2010.

•

Net interest margin—Net interest margin in the fourth quarter of 2011 was 3.52%, an increase of five basis points from the third quarter of 2011 and an increase of fifteen basis points from the fourth quarter of 2010.

•

Focus on expense control—In 2011, we continued our focus on expense control and realized a $105.8 million or a 10.5% reduction in total non-interest expense, and a $95.3 million or 11.7% reduction in core non-interest expense. Total reported non-interest expense for 2011 was $903.8 million compared to $1.01 billion for 2010.

For more information regarding 2011 performance, please refer to the full discussion of Synovus’ financial results of operations for 2011 in our 2011 Annual Report that accompanies this Proxy Statement.

Despite these significant accomplishments, our stock price continued to be impacted by the macro-economic and other factors impacting financial stocks in general and by continuing concerns around Synovus’ levels of non-performing assets, among other things.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         38

2011 Compensation

The compensation of executives in 2011 reflects Synovus’ performance and the requirements of the TARP program. For example:

Base Salaries

•

The Chief Executive Officer did not receive a base salary increase in 2011, and the other named executive officers received only a modest (2.5%) base salary increase, consistent with the base salary increases for other team members. Although the Chief Executive Officer did not receive a base salary increase in 2011, the base salary and total compensation paid to the Chief Executive Officer in the Summary Compensation Table on page 51 reflect an increase from 2010 because 2011 was his first full year in the role (he began serving as Chief Executive Officer in October 2010).

•	The base salaries and, consequently, the total compensation paid to our named executive officers continue to be below median market data.

Short-Term Incentives

•	For the fifth year in a row, we paid no bonuses to any of our executive officers, including our named executive officers.

Long-Term Incentives

•

Synovus granted restricted stock units to our executive officers with both a performance component and a service component. In order for the awards to vest, the restricted stock units require that Synovus have two consecutive quarters of profitability and repay its obligations under the Capital Purchase Program implemented as part of TARP. Additionally, the executive officer must complete two years of service.

•	Because our long-term incentive program is denominated entirely in equity vehicles, it has been directly impacted by the decline in our stock price:

-	Outstanding stock options are “underwater,” meaning that the exercise price exceeds the current value of the shares. This will continue until stock prices return to their former levels.

-	Outstanding restricted stock units have declined in value along with the declines in our stock price.

•

Because of our stock ownership guidelines and “hold until retirement” requirements, executives hold a significant amount of Synovus stock, which has declined in value the same as all other shareholders’ stock.

We believe that the compensation delivered to each named executive officer in 2011 was fair and reasonable. Synovus’ executive compensation is also below the median of our peers. The chart below compares our Chief Executive Officer’s total compensation in 2011 to data from our peer group:

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         39

CD&A Overview

The following Compensation Discussion and Analysis, or CD&A, describes our compensation program for the executive officers named in the Summary Compensation Table on page 51 of this Proxy Statement (“named executive officers”). Specifically, the CD&A addresses:

•	each element of compensation and our “mix” of compensation for 2011 (set forth in the section entitled “Elements and Mix of Compensation for Past Fiscal Year”);

•	the objectives of our compensation program (found in the section entitled “Compensation Philosophy and Key Considerations”);

•	what our compensation program is designed to reward (also described in the section entitled “Compensation Philosophy and Key Considerations”);

•	the actions taken to comply with the provisions of TARP (see the section entitled “Impact of TARP Compensation Restrictions”);

•

how each compensation element and our decisions regarding that element fit into Synovus’ overall compensation objectives and affect decisions regarding other elements (described with each element of compensation, as well as in the section entitled “Competitive Market Data”);

•	why each element was chosen (described with each element of compensation, including base pay, short-term incentives and long-term incentives);

•	how amounts for pay are determined (also described with each element of compensation, including base pay, short-term incentives and long-term incentives);

•	information regarding post-termination compensation (our executives do not have employment agreements – see the section entitled “Employment and Termination Agreements”); and

•

our compensation framework, including our compensation process, compensation policies and risk considerations (described in the section entitled “Compensation Framework: Compensation Process, Compensation Policies and Risk Considerations”). For additional information about the Compensation Committee and its charter, its processes and procedures for administering executive compensation, the role of compensation consultants and other governance information, please see “Corporate Governance and Board Matters — Committees of the Board — Compensation Committee” on page 12 of this Proxy Statement.

Elements and Mix of Compensation for Past Fiscal Year

Synovus has a performance-oriented executive compensation program that is designed to support our corporate strategic goals, including growth in earnings and growth in shareholder value. The elements of our regular total compensation program (not all elements of which are currently active because of the TARP requirements) and the objectives of each element are identified in the following table:

Compensation Element	Objective	Key Features

Base Pay	Compensate an executive for performing his or her job on a daily basis.	Fixed cash salary historically targeted at median ((50th) percentile) of identified list of Peer Companies (companies with similar size and scope of banking operations) for similar positions. As described on page 44, current base salaries are below the market median.

Short-Term Incentives	• Provide an incentive for executives to meet our short-term objectives. • Ensure a competitive program given the marketplace prevalence of short-term incentive compensation.	Historically, cash bonuses typically were awarded based upon achievement of earnings per share goals for year of performance. This plan is suspended until such time as we repay our obligations under TARP (referred to as the “TARP period”). No bonus will be earned or paid to our senior executive officers and the next twenty most highly compensated employees during the TARP period.

Long-Term Incentives

•      Provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to growth in shareholder value.

•      Align the interests of executives with shareholders by

As described on page 45, the restricted stock unit awards granted in 2011 comply with TARP requirements including a two year service requirement. They also include a performance requirement that Synovus have two consecutive quarters of profitability in order for the awards to vest.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         40

awarding executives equity in Synovus.

•      Ensure a competitive compensation program given the market prevalence of long-term incentive compensation.

•      Include a vesting schedule designed to retain our executives.

Perquisites	• Small component of pay intended to provide an economic benefit to executives to promote their attraction and retention. • Align our compensation plan with competitive practices.	Perquisites in 2011 were limited to use of a company automobile (or payment of an auto allowance), club dues, executive life insurance, financial planning, security alarm monitoring, transportation services and a housing allowance for Mr. Stelling.

Retirement Plans	Defined contribution plans designed to provide income following an executive’s retirement, combined with a deferred compensation plan to replace benefits lost under Synovus’ qualified plans.	Plans offered include a money purchase pension plan, a profit sharing plan, a 401(k) savings plan and a deferred compensation plan.

Change of Control Agreements	Provide orderly transition and continuity of management following a change of control of Synovus.	Upon “double trigger” (change of control followed by actual or constructive termination within 2 years), agreement pays three times the executive’s base salary and bonus. Change of control agreements for the Company’s senior executive officers and the next five most highly compensated employees have been suspended during the TARP period.

The following charts illustrate the mix of compensation elements in 2011 for our Chief Executive Officer and the other named executive officers based on the compensation values disclosed in the Summary Compensation Table on page 51.

Our pay mix in 2011 was different than our peers. Peer companies not limited by the TARP compensation restrictions provided executives with short-term incentive opportunities and also granted a higher percentage of pay through long-term incentives. Most of our peers still limited by the TARP restrictions utilized salary stock, which was not part of Synovus’ 2011 compensation program, to provide a significant portion of compensation.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         41

Compensation Philosophy and Key Considerations

Synovus has established a compensation program for our executives that is performance-oriented and designed to support our strategic goals. The philosophy of our compensation program, including key compensation considerations, is described below.

Competitive Program

Synovus’ executive compensation program is designed to allow us to compete in the markets in which we seek executive talent. We believe that we must maintain a competitive compensation program in order to recruit and retain top level executive talent.

Emphasis on Performance

Our compensation program is also designed to be performance-oriented. A guiding principle in developing our compensation program has been “average pay for average performance — above-average pay for above-average performance.” This “pay for performance” principle also results in executive compensation that is below average when performance is below average. Historically, this philosophy has resulted in a significant portion of the total compensation of each executive being at risk based on short and long-term performance of Synovus. However, the TARP standards currently limit our ability to provide at risk compensation. Because of our emphasis on performance, we also believe that compensation generally should be earned by executives while they are actively employed and can contribute to Synovus’ performance.

Support Strategic Goals

Synovus’ compensation program is also designed to support corporate strategic goals. Historically, these have included growth in earnings and growth in shareholder value (as measured by the trading price of Synovus’ common stock). Prior to the suspension of our incentive programs under the TARP restrictions, earnings was the primary driver of our short-term incentive program and shareholder value was the primary driver of our long-term incentive program. Synovus believes that the high degree of performance orientation in our incentive plans aligned the interests of our executives with the interests of our shareholders.

Alignment with Long-Term Shareholders

Synovus has adopted stock ownership guidelines, which require executives to own a certain amount of Synovus stock based on a multiple of base salary, and a “hold until retirement” provision, which requires executives to retain ownership of 50% of all stock acquired through our equity compensation plans until their retirement or other termination of employment. These requirements are intended to focus executives on long-term shareholder value creation.

Compliance with TARP

During the TARP period, we are required to manage our executive compensation programs within the boundaries dictated by the regulations. We continue to believe in our guiding principles and will strive to meet our stated objectives of competitive pay, executive motivation and retention, and pay for performance while working within the constraints dictated by TARP.

Impact of TARP Compensation Restrictions

Synovus issued approximately $968 million of preferred stock and warrants to the United States Treasury Department pursuant to the Capital Purchase Program under the Troubled Asset Relief Program, or TARP, in 2008. Congress subsequently enacted ARRA, which contained several executive compensation and corporate governance requirements that apply to TARP recipients, including Synovus. In addition to the suspension of our short-term incentive program and the change of control agreements, as described above, the Compensation Committee has taken a number of actions in order to comply with the provisions of TARP and ARRA:

•

Risk Assessment: Met with Synovus’ senior risk officer to review senior executive officer compensation plans and employee incentive compensation plans and the risks associated with these plans. The risk assessment is described in more detail beginning on page 49 of this Proxy Statement.

•	Short-Term Incentives: Suspended cash bonus program for senior executive officers and next twenty most highly compensated employees for remainder of TARP period.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         42

•

Long-Term Incentive Awards: Granted long-term incentive awards to its executives which complied with TARP requirements and also included a performance measure requiring that Synovus have two consecutive quarters of profitability for the awards to vest. Synovus’ long-term incentive plans and the Committee’s actions are described in more detail beginning on page 45 of this Proxy Statement.

•

Clawback Policy : Added a recovery or “clawback” provision to Synovus’ incentive compensation plans requiring that any senior executive officer or next twenty most highly compensated employees return any bonus payment or award made during the TARP period if they were found to be based upon materially inaccurate financial statements or performance metrics. This “clawback” applied to the 2011 long-term incentive awards although, as noted above, there were no bonus payments to any such officers or employees during 2011.

•

Gross-Up Prohibition: Prohibited all forms of tax gross-ups to senior executive officers and the next twenty most highly compensated employees. Synovus rarely used “gross ups” for its officers, so the impact of this prohibition was minimal.

•	Luxury or Excessive Expenditure Policy: Adopted a policy regarding luxury or excessive expenditures.

Competitive Market Data

The Committee historically has benchmarked base salaries and “market” short-term and long-term incentive target awards to assess the executive compensation practices of competitor companies. The Committee continued the practice in 2011, with the assistance of Meridian Compensation Partners, LLC, its independent compensation consultant (“Meridian”), although the competitive landscape had been disrupted somewhat by economic and regulatory changes. Findings from this benchmarking exercise in 2011 were used in a limited manner – specifically, in making the decision to increase base salaries for the named executive officers (other than the CEO) and in making the decision to grant long-term incentive awards in 2011. These findings will also serve to provide historical trending information to support future compensation evaluation.

Current year proxy data for the companies listed below as well as data appropriate to our industry and company size from external market surveys was used to benchmark total direct compensation (salary, short-term incentive opportunities, and long-term incentive opportunities). When reviewing the total compensation benchmarking data, the Committee focused on total direct compensation opportunities, not necessarily the amount of compensation actually paid, which varies depending upon each companies’ performance results.

From a list of competitor banks, including both TARP and non-TARP institutions, the Committee selected the banks immediately above and immediately below Synovus’ asset size as the appropriate companies against which to benchmark base pay (the “Peer Companies”). For 2011, the Peer Companies were:

Associated Banc-Corp.	Huntington Bancshares, Inc.

Bok Financial Group	KeyCorp

City National Corp.	Marshall & Ilsley Corp.*

Comerica Inc.	M&T Bank Corp.

Commerce Bancshares, Inc.	People’s United Financial, Inc.

Fifth Third Bancorp.	Popular, Inc.

First Citizens BancShares, Inc.	TCF Financial Corp.

First Horizon National Corp.	Zions Bancorporation

Fulton Financial Corp.

* Acquired in July 2011

In selecting the Peer Companies, the Committee discussed the appropriateness of the larger companies on the list. The Committee elected to include them to maintain a sufficient sample size of banks larger than Synovus and because their inclusion did not impact the market median data.

Elements of Compensation for Past Fiscal Year

In early 2009, the decision was made to suspend the short-term incentive and the former long-term incentive program in light of business performance, economic conditions and TARP requirements. Accordingly, as more fully described below, there were no short-term incentive awards for 2011. Grants of restricted stock units in 2011 are subject to TARP restrictions (contingent upon repayment of our TARP obligations) and also include a special vesting condition that requires Synovus to achieve at least two

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         43

consecutive quarters of profitability. As we exit TARP in the future, we anticipate a complete re-evaluation of base salary and short and long-term incentive programs to ensure they align strategically with the needs of the business and the competitive market at that time.

In past years, before we were subject to the TARP restrictions, short-term and long-term incentive compensation has been tied directly to performance. Short-term incentive compensation was based upon Synovus’ fundamental operating performance measured over a one-year period, while long-term incentive compensation was based upon Synovus’ total shareholder return measured over a three-year period. If both short-term and long-term incentives were paid at target, long-term incentives constituted the largest portion of an executive’s total compensation package.

Base Pay

To ensure that base salaries are competitive, Synovus’ historical pay philosophy has been to target base pay at the median (the 50th percentile) of the composite of the peer company data and the external market survey data, based on similarly situated positions and each executive’s position and job responsibilities. For certain positions for which there is no clear market match in the benchmarking data, Meridian used a blend of two or more positions from the benchmarking data. The Committee reviews changes in the benchmarking data from the previous year.

The Committee views market data as one input when evaluating executive base salaries. Subjective evaluation of individual performance can also affect base pay. For example, an executive whose performance is not meeting expectations, in the committee’s judgment, may receive no increase in base pay or a smaller base pay increase in a given year. On the other hand, an executive with outstanding performance may receive a larger base pay increase or more frequent base pay increases.

Comparison of an executive’s base salary to the base salaries of other Synovus executives may also be a factor in establishing base salaries, especially with respect to positions for which there is no clear market match in the base pay benchmarking data. Generally, large increases in base pay occur only when an executive is promoted into a new position. Increases may also be provided to bring salaries more in line with market data.

Our named executive officers’ current base salaries are below the market median, which is reflective of the Company’s financial challenges. The Committee expects to move salaries towards the market median as Synovus’ financial performance improves, subject to individual differences for experience, responsibilities, and performance.

Base Pay Decisions in 2011

Mr. Stelling did not receive a base pay increase in 2011 because he received an increase in October of 2010 to reflect his promotion from President to Chief Executive Officer. After reviewing market comparisons for similarly-situated positions other than the Chief Executive Officer, the Committee awarded 2.5% base salary increases (rounded to the nearest $1,000) for Synovus’ other named executive officers in 2011. While the Committee recognized current salaries were below the market median, salary increases were limited to 2.5% to remain affordable and generally consistent with the base salary percentage increases received by other team members. As a result, individual performance was not a factor used in determining base pay for Synovus’ named executive officers in 2011.

Short-Term Incentives

No short-term incentives were paid to our executive officers in 2011, consistent with the requirements of TARP.

Long-Term Incentives

Our executive compensation program has historically included long-term incentive compensation, which was awarded in the form of restricted stock units and stock options, both earned through performance. We provided long-term incentive compensation opportunities in order to provide an incentive for our executives to provide exceptional shareholder return to Synovus’ shareholders by tying a significant portion of their compensation opportunity to both past and future growth in shareholder value, align the interests of executives with shareholders by awarding executives equity in Synovus, and ensure a competitive compensation program given the market prevalence of long-term incentive compensation. Our long-term incentive awards also include a vesting schedule designed to retain our executives.

Due to TARP restrictions, we suspended grants under the prior long-term incentive program and implemented long-term incentive grants consistent with the TARP requirements.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         44

Long-Term Incentive Decisions in 2011

In 2011, we granted restricted stock units designed in a different manner for several reasons. First, the Committee believed that long-term incentive awards were needed in order to maintain the competitiveness of Synovus’ executive compensation program. In benchmarking the Peer Companies, it was determined that long-term incentive awards were prevalent in the executive compensation programs of Peer Companies, including Peer Companies that were TARP recipients. In addition, the Committee wanted to provide executives with a performance incentive to return Synovus to profitability. This vesting requirement is in addition to the service and repayment requirements for vesting under TARP.

The restricted stock unit awards made to Synovus’ named executive officers in 2011 are set forth in the “Estimated Future Payouts Under Equity Incentive Plan Awards” column of the Grants of Plan-Based Awards Table. The quantity of restricted stock units granted to Synovus’ named executive officers in 2011 was determined utilizing TARP guidelines. As permitted under TARP guidelines, the value of each executive’s restricted stock units on the date of grant was based upon approximately one-third of each executive’s estimated total compensation for the year. The Committee reviewed comparative compensation information in making the decision to award long-term incentive award grants to the named executive officers. However, because of below-market base salaries and TARP guidelines, the quantity of restricted stock units granted to each named executive officer is generally below that of the peer company benchmarks for each similarly-situated position. As required under TARP, the 2011 restricted stock unit awards have both a service component and a TARP repayment component in order to vest. The awards can only vest once executives have two years of service. In addition, as required under TARP, for each 25% of the aggregate TARP funds that are repaid, 25% of the units vest. Finally, because the Committee desired for the awards to be performance-based, the awards do not vest unless Synovus has achieved two consecutive quarters of profitability.

Perquisites

Perquisites, which are not tied to performance, are a small part of our executive compensation program. Perquisites are offered to align our compensation program with competitive practices because similar positions at Synovus’ competitors offer similar perquisites. The perquisites offered by Synovus in 2011 were limited to use of a company automobile (and a discount on the transfer of a Company automobile to Mr. Stelling, consistent with our policy for all employees), the payment of an auto allowance, club dues, executive life insurance, transportation services, financial planning, security alarm monitoring, and a housing allowance for Mr. Stelling, The Company’s incremental cost of providing these benefits is included as “All Other Compensation” in the Summary Compensation Table and are described in more detail in footnotes 3 and 4 of the Summary Compensation Table. The incremental cost of these benefits in 2011 for Mr. Stelling was $47,722. No other named executive officers received perquisites in excess of $25,000 in 2011. Considered both individually and in the aggregate, we believe that the perquisites we offer to our named executive officers are reasonable and appropriate. In light of economic conditions, in 2009 the Committee suspended the personal use of aircraft by the Company’s executives, although the Committee can approve exceptions to that policy. No exceptions were approved during 2011.

Retirement and Deferred Compensation Plans

Our compensation program also includes retirement plans designed to provide income following an executive’s retirement. Synovus’ compensation program is designed to reflect Synovus’ philosophy that compensation generally should be earned while actively employed. Although retirement benefits are paid following an executive’s retirement, the benefits are earned while employed and are substantially related to performance. We have chosen to use defined contribution retirement plans because we believe that defined benefit plans are difficult to understand, difficult to communicate, and contributions to defined benefit plans often depend upon factors that are beyond Synovus’ control, such as the earnings performance of the assets in such plans compared to actuarial assumptions inherent in such plans. Synovus offers three qualified defined contribution retirement plans to its employees: a money purchase pension plan, a profit sharing plan and a 401(k) savings plan.

The money purchase pension plan has a fixed 3% of compensation employer contribution every year. The profit sharing plan and any employer contribution to the 401(k) savings plan are tied directly to Synovus’ performance. There are opportunities under both the profit sharing plan and the 401(k) savings plan for employer contributions of up to 7% of compensation based upon the achievement of EPS percentage change goals. Based upon Synovus’ performance for 2011, Synovus’ named executive officers did not receive a contribution under the profit sharing plan or 401(k) savings plan. The retirement plan contributions for 2011 are included in the “All Other Compensation” column in the Summary Compensation Table.

In addition to these plans, the Deferred Compensation Plan, or the Deferred Plan, replaces benefits foregone under the qualified plans due to legal limits imposed by the IRS. The Deferred Plan does not provide “above market” interest. Instead, participants in the Deferred Plan can choose to invest their accounts among mutual funds that are the same as the mutual funds that are offered in the 401(k) savings plan. The executives’ Deferred Plan accounts are held in a rabbi trust, which is subject to claims by Synovus’ creditors. The employer contribution to the Deferred Plan for 2011 for named executive officers is set forth in the “All Other Compensation” column in the Summary Compensation Table and the earnings (losses) on the Deferred Plan accounts during 2010 for named executive officers is set forth in the “Aggregate Earnings in Last FY” column in the Nonqualified Deferred Compensation Table. Mr. Stelling also participates in a deferred compensation plan entered into with Riverside Bank, or the Riverside Plan, prior to Riverside Bank’s acquisition by Synovus. The obligations under the

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         45

Riverside Plan, which was initially effective January 1, 2003, were assumed by Synovus Bank when Synovus consolidated its banking charters in 2010. Under the Riverside Plan, the beginning benefit amount specified in the plan is increased by 3% for each year of service attained by Mr. Stelling. The total benefit amount under the Riverside Plan is payable to Mr. Stelling in monthly payments over a period of 15 years following his attainment of age 65 or in a single lump sum payment in the event of his death or disability. The total benefit amount under the Riverside Plan as of December 31, 2011 is included in Mr. Stelling’s balance in the Nonqualified Deferred Compensation Table and Synovus’ contribution to the Riverside Plan for 2011 is included in the “All Other Compensation” column in the Summary Compensation Table.

Employment and Termination Agreements

In line with our philosophy that compensation generally should be earned while actively employed, Synovus does not generally enter into employment agreements with its executives, except in unusual circumstances such as acquisitions. None of the named executive officers have employment agreements. Synovus has entered into limited post-termination arrangements when appropriate, such as change of control agreements. Synovus previously chose to enter into change of control arrangements with its executives to ensure: (1) the retention of executives and an orderly transition during a change of control, (2) that executives would be financially protected in the event of a change of control so they continue to act in the best interests of Synovus while continuing to manage Synovus during a change of control, and (3) a competitive compensation package because such arrangements are common in the market and it was determined that such agreements were important in recruiting executive talent. When in effect, the change of control agreements provided for a lump sum payment equal to three years of base salary and the affected executive’s average bonus for the past three years, as well as three years of health and welfare benefits. Benefits were payable while the agreements were in effect only in the event of a “double trigger,” requiring both a change of control followed by an executive’s actual or constructive termination within two years of the change of control. As required under ARRA, change of control agreements have been suspended for senior executive officers and the next five most highly compensated employees for the remainder of the TARP period.

Compensation Framework: Compensation Policies, Compensation Process and Risk Considerations

Compensation Policies

Performance Targets

Consistent with our performance-oriented philosophy, the long-term incentive awards granted in 2011 included a performance component requiring two consecutive quarters of profitability in order for the awards to vest. This requirement is in addition to the service and repayment requirements for vesting under TARP. The profitability requirement aligned with our primary strategic business goal for 2011, which was accomplished in the second half of the year.

Timing of Equity Awards

If the Committee is taking action to approve equity awards on or near the date that Synovus’ annual earnings are released, the Committee has established the grant date for equity awards to executives as: (a) the last business day of the month in which earnings are released or, if later, (b) two complete business days following the date earnings release. This policy ensures that the annual earnings release has time to be absorbed by the market before equity awards are granted.

Stock Ownership/Retention Guidelines

To align the interests of its executives with shareholders, Synovus implemented stock ownership guidelines for its executives. Under the guidelines, executives were initially required to maintain ownership of Synovus common stock equal to at least a specified multiple of base salary, as set forth in the table below:

Named Executive Officer	Ownership Level (as multiple of base salary)

Chief Executive Officer	5x

All other executive officers	3x

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         46

The guidelines were initially adopted in 2004 and were reviewed at the beginning of each calendar year. Executives had a five-year grace period to fully achieve the guideline with an interim three-year goal. Until the guideline was achieved, executives were required to retain all net shares received upon the exercise of stock options, excluding shares used to pay the option’s exercise price and any taxes due upon exercise. In the event of a severe financial hardship, the guidelines permit the development of an alternative ownership plan by the Chairman of the Board of Directors and Chairman of the Committee.

Like a number of other public companies, especially financial institutions, the market value of Synovus’ common stock decreased significantly during 2008-2011. As a result, for the executives who were subject to guidelines in 2009, the Committee agreed to accept the number of shares owned by each such executive as of January 1, 2009 as being in compliance with the guidelines. For executives who became subject to the guidelines after that date, the Committee agreed to accept the number of shares owned by each such executive as of January 1, 2011 as being in compliance with the guidelines. Executives are required to maintain that number of shares as a minimum going forward. The Committee agreed to review the guidelines and each executive’s ownership level on an annual basis.

Hold Until Retirement Provision

Synovus has also adopted a “hold until retirement” provision that applies to all unexercised stock options and unvested restricted stock awards. Under this provision, executives that have attained the stock ownership guidelines described above are also required to retain ownership of 50% of all stock acquired through Synovus’ equity compensation plans (after taxes and transaction costs) until their retirement or other termination of employment. The “hold until retirement” requirement further aligns the interests of its executives with shareholders.

Clawback Policy

Synovus has adopted a clawback policy requiring its senior executive officers and the next twenty most highly compensated employees return any bonus payment or award made during the TARP period if they were found to be based upon materially inaccurate financial statements or performance metrics. This “clawback” applied to the 2011 long-term incentive awards although, as noted above, there were no bonus payments to any such officers or employees during 2011.

Anti-Hedging Policy

Synovus does not allow directors, officers or employees to hedge the value of Synovus equity securities held directly or indirectly by the director, officer or employee. Synovus policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on Synovus’ securities, as well as hedging or monetization transactions, such as zero-cost collars and forward sale contracts or other derivative securities based on Synovus securities.

Deductibility of Compensation

We have structured most forms of compensation paid to our executives to be tax deductible. Internal Revenue Code Section 162(m) limits the deductibility of compensation paid by a publicly-traded corporation to its named executive officers, other than the Chief Financial Officer, for amounts in excess of $1 million, unless certain conditions are met. Under TARP, however, this limit is reduced to $500,000. The short-term and long-term incentive plans have been approved by shareholders, and awards under these plans are designed to qualify as “performance-based” compensation to ensure deductibility under Code Section 162(m). We reserve the right to provide compensation which is not tax-deductible, however, if we believe the benefits of doing so outweigh the loss of a tax deduction. To preserve the ability to deduct performance-based compensation in future periods, we are asking our shareholders to approve Proposal 3 at the Annual Meeting. See “Proposal 3” on page 27 of this Proxy Statement.

Accounting Considerations

We account for all compensation paid in accordance with GAAP. The accounting treatment has generally not affected the form of compensation paid to named executive officers.

Compensation Process

Role of Compensation Committee and Compensation Consultant in Compensation Process

The roles of the Compensation Committee and the Compensation Consultant in the compensation process are described in detail on page 12 of this Proxy Statement under “Compensation Committee.”

Role of the Executive Officers in the Compensation Process

Synovus’ Chief Executive Officer generally attends Committee meetings by invitation of the Committee. The Chief Executive Officer provides management perspective on issues under consideration by the Committee and makes proposals regarding the compensation of the named executive officers, other than himself. The Chief Executive Officer does not have authority to vote on Committee matters. The Committee regularly meets in executive session without any executive officers present. For more information regarding Committee meetings, please refer to page 12 of this Proxy Statement under “Corporate Governance and Board Matters - Committees of the Board - Compensation Committee.”

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         47

Tally Sheets

The Committee historically has used annual tally sheets to add up all components of compensation for the CEO (and for the other named executive officers on a less frequent basis), including base salary, bonus, long-term incentives, accumulative realized and unrealized stock options and restricted stock gains, the dollar value of perquisites and the total cost to the company, and earnings and accumulated payment obligations under Synovus’ nonqualified deferred compensation program. Tally sheets also provide estimates of the amounts payable to each executive upon the occurrence of potential future events, such as a change of control, retirement, voluntary or involuntary termination, death and disability. Tally sheets are used to provide the Committee with total compensation amounts for each executive so that the Committee can determine whether the amounts are in line with our compensation strategy. The Committee reviewed a tally sheet for Mr. Stelling in July 2011 and concluded that his total compensation is fair and reasonable.

Risk Considerations

Our compensation program is reviewed by several different groups to ensure that the risks involved with the program are appropriately assessed and managed. The compensation risks are first reviewed by the management team that designs, implements and administers the program. All compensation programs are also reviewed by the Executive Risk Committee, a management committee chaired by our Chief Risk Officer. Finally, as required under TARP, the Compensation Committee meets at least two times per year with the Chief Risk Officer to conduct a risk assessment of our compensation plans. For additional details regarding the risk assessment by the Compensation Committee, please see “Incentive Compensation Plan Risk Assessment” in the Compensation Committee Report on page 49 of this Proxy Statement.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         48

COMPENSATION COMMITTEE REPORT

CD&A

Synovus’ Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis be included in Synovus’ 2011 Annual Report and in this Proxy Statement.

Incentive Compensation Plan Risk Assessment

As required under TARP, the Committee met with Synovus’ Chief Risk Officer in 2011 to review Synovus’ incentive compensation plans. The Committee concluded that the compensation of senior executive officers, or SEOs, did not encourage unnecessary or excessive risks that threatened the value of Synovus because the primary elements of SEO compensation were base salary and grants of restricted stock units, which complied with the requirement of TARP and had an additional performance-based vesting requirement (two consecutive quarters of profitability). Because the TARP regulations required the suspension of incentive compensation plans for the SEOs (except for the restricted stock unit grants), the remainder of the review focused on Synovus’ employee incentive plans.

Synovus’ employee incentive plans are broadly classified by business unit: incentive plans for Synovus’ banks and incentive plans for Synovus’ Financial Management Services division, or FMS. All of the plans were assessed for risk factors in three different categories: financial risks, strategic risks, and administrative risks. Each plan was assigned a level of risk ranking from 1 (highest risk) to 5 (lowest risk) for each risk category. Any plan which received a “1” or “2” in any category was modified through the implementation of additional controls to ensure appropriate mitigation of risks. After the implementation of such controls, no plans were ranked higher than a “3.”

Synovus’ banking subsidiary, Synovus Bank, maintains incentive compensation plans that pay production incentives to bank personnel, including commercial and business bankers, private bankers, branch managers and assistant branch managers, personal bankers and personnel in the card services, loan collection and treasury management areas. Incentives are paid for various measures of production consistent with Synovus’ strategic business goals for the year. For 2011, these measures included loan growth, loan fee income, new loan production, core deposit growth, growth in deposit accounts, and fee income, including both referral fees and fees paid on retail accounts. As part of the risk assessment, it was determined that the risks of these plans were acceptable requiring normal monitoring. With respect to financial risks, it was noted that incentives were paid only upon realized revenue, and that the payouts represented an extremely small portion of the banks’ total compensation expense. It was noted that incentives would either not be paid or would be reduced in the event participants did not comply with specified credit standards. It was also pointed out that 50% of the incentive payouts for loan growth would be deferred for one year so that management could adjust the payout amounts based on their assessment of loan portfolio performance and perceived risk. With respect to strategic risks, it was noted that the performance measures were based on Synovus’ strategic business goals for the year, and that a return on investment analysis was performed to ensure that the incentives being encouraged were consistent with the company’s business and strategic goals for the year. With respect to administrative risks, it was noted that the design, goal setting, and performance measurement for the plans were performed by team members who do not participate in the plans, and that the plans were administered and managed by a central corporate office. As a result, there were no additional mitigating controls required to be implemented.

Synovus’ financial management services group, or FMS, maintains incentive compensation plans for Synovus’ FMS companies, including Synovus Mortgage Corp., Synovus Securities, Inc., Synovus Trust Company, N.A., Creative Financial Group, Ltd., and Globalt, Inc. As part of the risk assessment, it was noted that the plans for Synovus Mortgage, Synovus Securities and Creative Financial presented somewhat more risk than other Synovus plans because commissions were based on production volume and constituted a higher portion of each company’s total compensation expense than the other plans. However, as part of the risk assessment, additional controls were implemented for each plan to ensure appropriate monitoring of risks. It was also noted that the commission expense at Synovus Trust and Globalt was lower, although additional controls were also implemented for the plans maintained at these companies to ensure appropriate risk mitigation. The implemented controls include centralized plan administration, periodic return on investment analysis to ensure the effectiveness of the incentive plans, and periodic audits of plan payouts to ensure the plans are being administered in accordance with their terms.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         49

TARP Certification

The Committee certifies that: (1) it has reviewed with senior risk officers the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of Synovus; (2) it has reviewed with senior risk officers the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to Synovus; and (3) it has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of Synovus to enhance the compensation of any employee.

The Compensation Committee

T. Michael Goodrich, Chair

Richard Y. Bradley

Elizabeth W. Camp

Mason H. Lampton

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         50

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for each of the named executive officers for each of the last three fiscal years.

Due to TARP restrictions, the named executive officers were not entitled to receive payments which would be characterized as “Bonus” payments or as “Non-Equity Incentive Plan Compensation” for any of these fiscal years.

The named executive officers did not receive any compensation that is reportable under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column because, as described in the Compensation Discussion and Analysis, Synovus has no defined benefit pension plans and does not pay above-market interest on deferred compensation. The Company’s retirement plan contributions for the named executive officers for these three fiscal years are included in the amount under the “All Other Compensation” column and are described in footnote 2 to this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)

Kessel D. Stelling Chairman, President and Chief Executive Officer*	2011	$875,000	—	$437,000	—	—	—	$159,330	(2)(3)	$1,471,330

	2010	591,294	—	250,000	—	—	—	43,359		884,851

	2009	332,213	—	-0-	—	—	—	37,122		369,335

Thomas J. Prescott Executive Vice President and Chief Financial Officer	2011	395,192	—	175,000	—	—	—	23,828	(2)(3)(4)	594,020

	2010	387,000	—	150,000	—	—	—	23,421		560,421

	2009	387,000	—	-0-	—	—	—	151,069		538,069

Samuel F. Hatcher Executive Vice President, General Counsel and Secretary	2011	332,373	—	175,000	—	—	—	15,971	(2)(3)(4)	523,344

	2010	325,000	—	150,000	—	—	—	15,570		490,750

	2009	325,000	—	-0-	—	—	—	10,875		335,875

Roy Dallis Copeland, Jr. Executive Vice President and Chief Banking Officer	2011	321,554	—	165,000	—	—	—	15,923	(2)(3)(4)	502,477

	2010	311,154	—	150,000	—	—	—	219,325		680,479

	2009	242,285	—	-0-	—	—	—	102,324		344,609

Mark G. Holladay Executive Vice President and Chief Risk Officer	2011	321,554	—	150,000	—	—	—	21,533	(2)(3)(4)	493,087

	2010	315,000	—	150,000	—	—	—	21,190		486,190

	2009	315,000	—	-0-	—	—	—	80,419		395,149

*      Mr. Stelling was elected President and Chief Executive Officer in October 2010.

(1)    Amounts reflect the grant date fair value of stock awards for each of the last three fiscal years computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the restricted stock unit awards are set forth in Note 24 of the Notes to Consolidated Financial Statements in Synovus’ 2011 Annual Report. The valuation of restricted stock unit awards is based on the closing stock price on the date of grant.

(2)    Amount includes company contributions by Synovus to qualified defined contribution plans of $7,350 for each executive and company contributions by Synovus to nonqualified deferred compensation plans of $94,258, $4,506, $2,621, $2,297 and $2,297 for Messrs. Stelling, Prescott, Hatcher, Copeland and Holladay, respectively.

(3)    Amount includes outstanding contributions by Synovus under the Synovus Director Stock Purchase Plan of $10,000 for Mr. Stelling. Amount also includes incremental costs of perquisites totaling $47,722 for Mr. Stelling. These perquisites include a housing allowance of $34,841, personal use of a Company automobile of $996 and the subsequent transfer of the automobile to Mr. Stelling at a discount of $4,000, an auto allowance following such transfer of $1,615, and transportation service costs of $6,270. Messrs. Stelling and Prescott receive security alarm monitoring service for which there is no incremental cost to the Company. Each executive also receives the reimbursement of monthly country club dues. However, there is no incremental cost to the Company for the personal benefit of such memberships because each executive is expected to, and uses, such memberships for business purposes.

(4)    Amount includes auto allowance of $6,000 each for Messrs. Prescott, Hatcher, Copeland and Holladay, financial planning assistance of $5,000 each for Messrs. Prescott and Holladay and the actuarial value salary continuation life insurance benefit of $972, $886 and $276 for each of Messrs. Prescott, Holladay and Copeland, respectively.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         51

Grants of Plan-Based Awards for Fiscal Year 2011

The table below sets forth the long-term incentive compensation (granted in the form of restricted stock unit awards) awarded to the named executive officers for 2011. There were no short-term incentive awards or stock options granted to the named executive officers for 2011.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option Awards:		Grant
Name	Grant Date(1)	Action Date(1)							Awards: Number of Shares of Stock or Units (#)	Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)(2)	Maximum (#)

Kessel D. Stelling	3-02-11	3-02-11	—	—	—	—	172,048	—	—	—	—	$437,000

Thomas J. Prescott	3-02-11	3-02-11	—	—	—	—	68,898	—	—	—	—	175,000

Samuel F. Hatcher	3-02-11	3-02-11	—	—	—	—	68,898	—	—	—	—	175,000

Roy Dallis Copeland, Jr.	3-02-11	3-02-11	—	—	—	—	64,961	—	—	—	—	165,000

Mark G. Holladay	3-02-11	3-02-11	—	—	—	—	59,056	—	—	—	—	150,000

(1)    The Synovus Compensation Committee met on March 2, 2011 and approved the grant of restricted stock unit awards to the named executive officers, effective March 2, 2011.

(2)    The restricted stock units have three vesting components: (1) a profitability requirement, which requires that Synovus have two consecutive quarters of profitability in order to vest; (2) a service requirement, which generally requires each executive to remain continuously employed for two years following the grant date in order to vest; and (3) a TARP repayment component, which requires that Synovus repay TARP (based upon 25% increments) in order for the award to vest. Synovus achieved two consecutive quarters of profitability in the third and fourth quarters of 2011.

(3)    Amounts reflect the grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation of the restricted stock unit awards are set forth in note 23 of the Notes to Consolidated Financial Statements in Synovus’ 2011 Annual Report. The valuation of restricted stock unit awards is based on the closing stock price on the date of grant ($2.54).

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         52

Outstanding Equity Awards at 2011 Fiscal Year-End

Name	Option Awards					Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Kessel D. Stelling(2)	—	—	—	—	—	—	—	55,382	$78,089

	—	—	—	—	—	—	—	36,273	51,145

	—	—	—	—	—	—	—	175,280	247,145

Thomas J. Prescott(2)(3)	—	—	—	—	—	—	—	55,382	78,089

	—	—	—	—	—	—	—	70,191	98,969

	33,324	—	—	$12.38	04/28/2012	—	—	—	—

	56,229	—	—	12.01	01/20/2014	—	—	—	—

	28,557	—	—	12.53	01/20/2015	—	—	—	—

	82,864	—	—	12.93	01/30/2016	—	—	—	—

	27,456	—	—	14.92	01/31/2017	—	—	—	—

	75,000	150,000	—	13.18	01/31/2018	—	—	—	—

	44,046	—	—	13.18	01/31/2018	—	—	—	—

Samuel F. Hatcher(2)	—	—	—	—	—	—	—	55,382	78,089

	—	—	—	—	—	—	—	70,191	98,969

	48,000	—	—	12.50	05/01/2018	—	—	—	—

Roy Dallis Copeland, Jr..(2)	—	—	—	—	—	—	—	55,382	78,089

	—	—	—	—	—	—	—	66,180	93,314

	9,633	—	—	12.38	04/28/2012	—	—	—	—

	10,062	—	—	8.79	02/25/2013	—	—	—	—

	15,499	—	—	12.22	07/01/2014	—	—	—	—

	16,912	—	—	13.78	06/16/2015	—	—	—	—

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         53

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mark G. Holladay(2)(4)	—	—	—	—	—	—	—	55,382	78,089

	—	—	—	—	—	—	—	60,165	84,833

	19,850	—	—	12.38	04/28/2012	—	—	—	—

	24,990	—	—	12.01	01/20/2014	—	—	—	—

	12,691	—	—	12.53	01/20/2015	—	—	—	—

	35,874	—	—	12.93	01/30/2016	—	—	—	—

	11,866	—	—	14.92	01/31/2017	—	—	—	—

	19,121	—	—	13.18	01/31/2018	—	—	—	—

	58,334	116,666	—	13.18	01/31/2018	—	—	—	—

(1)	Market value is calculated based on the closing price of Synovus’ common stock on December 31, 2011 ($1.41) as reported on the New York Stock Exchange.
(2)	Restricted stock unit awards vest when: (1) the executive completes two years of continuous service following the grant date, and (2) Synovus has repaid TARP, based upon 25% increments. The awards also required Synovus to achieve two consecutive quarters of profitability, which was accomplished in the third and fourth quarters of 2011.
(3)	With respect to Mr. Prescott’s unexercisable stock options, the 150,000 options vest in equal installments on January 31, 2012 and January 31, 2013.
(4)	With respect to Mr. Holladay’s unexercisable stock options, the 116,666 options vest in equal installments on January 31, 2012 and January 31, 2013.

Option Exercises and Stock Vested for Fiscal Year 2011

The following table sets forth the number and corresponding value realized during 2011 with respect to restricted stock units that vested for each named executive officer. No named executive officers exercised stock options during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Kessel D. Stelling	—	—	—	—
Thomas J. Prescott	—	—	3,938	$ 10,396
Samuel F. Hatcher	—	—	—	—
Roy Dallis Copeland, Jr.	—	—	—	—
Mark G. Holladay	—	—	1,706	4,504
(1) Reflects the fair market value of the underlying shares as of the vesting date ($2.64).

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         54

Nonqualified Deferred Compensation for Fiscal Year 2011

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)(3)(4)
Kessel D. Stelling	—	$ 94,258	$ (1,167)	—	$ 968,183
Thomas J. Prescott	—	4,506	(36,498)	—	539,916
Samuel F. Hatcher	—	2,621	(68)	—	4,732
Roy Dallis Copeland, Jr.	—	2,297	(161)	—	3,808
Mark G. Holladay	—	2,297	(3,740)	—	332,340

(1)	The amounts included in this column are included in the Summary Compensation Table for 2011 as “All Other Compensation.”
(2)	Of the balances reported in this column, the amounts of $10,395, $358,769, $2,400, $1,985 and $189,091 with respect to Messrs. Stelling, Prescott, Hatcher, Copeland and Holladay, respectively, were reported in the Summary Compensation Table as “All Other Compensation” in previous years.
(3)	The year-end balance for Mr. Stelling includes $58,002 in the Deferred Plan, which had contributions of $18,900 for 2011, and $910,181 in the Riverside Plan, which had contributions of $75,358 for 2011.
(4)	Each named executive officer, other than Mr. Hatcher, is 100% vested and will therefore receive his or her account balance in Synovus’ nonqualified deferred compensation plan upon his or her termination of employment for any reason. Mr. Hatcher is 75% vested in the plan and would receive three-fourths of his account balance upon his termination of employment.

The Deferred Plan replaces benefits lost by executives under the qualified retirement plans due to IRS limits. Executives are also permitted to defer all or a portion of their base salary or short-term incentive award, although no named executive officers did so for the last fiscal year. Amounts deferred under the Deferred Plan are deposited into a rabbi trust, and executives are permitted to invest their accounts in mutual funds that are generally the same as the mutual funds available in the qualified 401(k) plan. Deferred Plan participants may elect to withdraw their accounts as of a specified date or upon their termination of employment. Distributions can be made in a single lump sum or in annual installments over a 2-10 year period, as elected by the executive.

The material terms and provisions of the Riverside Plan are described on page 45 of this Proxy Statement.

Potential Payouts upon Termination or Change of Control

Synovus has entered into change of control agreements with its named executive officers. These agreements contain a “double trigger” severance provision, which means that benefits are payable only upon the actual or constructive termination of the executive within two years following the date of the change of control.

As described above, the change of control agreements for the named executive officers have been suspended during the TARP period. As a result, no amounts would have been payable to the named executive officers in the event that a change of control had occurred on December 31, 2011. The only amount that would have been payable to named executive officers in the event that a termination of employment had occurred on December 31, 2011 would have been the distribution of each executives’ deferred compensation vested account balance shown above in the Nonqualified Deferred Compensation Table.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         55

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Policy

Synovus’ Board of Directors has adopted a written policy for the review, approval or ratification of certain transactions with related parties of Synovus, which policy is administered by the Corporate Governance and Nominating Committee. Transactions that are covered under the policy include any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (2) Synovus is a participant; and (3) any related party of Synovus (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owner of Synovus stock, or their immediate family members) has or will have a direct or indirect interest.

Among other factors considered by the Committee when reviewing the material facts of related party transactions, the Committee must take into account whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain categories of transactions have standing pre-approval under the policy, including the following:

•

the employment of non-executive officers who are immediate family members of a related party of Synovus so long as the annual compensation received by this person does not exceed $250,000, which employment is reviewed by the Committee at its next regularly scheduled meeting; and

•	certain limited charitable contributions by Synovus, which transactions are reviewed by the Committee at its next regularly scheduled meeting.

The policy does not apply to certain categories of transactions, including the following:

•	certain lending transactions between related parties and Synovus and any of its banking and brokerage subsidiaries;

•

certain other financial services provided by Synovus or any of its subsidiaries to related parties, including retail brokerage, deposit relationships, investment banking and other financial advisory services; and

•	transactions which occurred, or in the case of ongoing transactions, transactions which began, prior to the date of the adoption of the policy by the Synovus Board.

Related Party Transactions in the Ordinary Course

During 2011, Synovus’ executive officers and directors (including their immediate family members and organizations with which they are affiliated) were also banking customers of Synovus and/or its subsidiaries. In management’s opinion, the lending relationships with these directors and officers were made in the ordinary course of business and on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with persons not related to the lender and do not involve more than normal collection risk or present other unfavorable features. In addition to these lending relationships, some directors and their affiliated organizations provide services or otherwise do business with Synovus and its subsidiaries, and we in turn provide services, including retail brokerage and other financial services, or otherwise do business with the directors and their organizations, in each case in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other nonaffiliated persons.

For purposes of determining director independence, the Board considered the lending and/or other financial services relationships provided to each of Messrs. Anthony, Blanchard, Bradley, Brumley, Goodrich, Lampton, Page, Purcell, Stelling, Tomlinson and Yancey and Ms. Camp, their immediate family members and/or their affiliated organizations during 2011 and determined that none of the relationships constitute a material relationship with Synovus. The services provided to these directors were in the ordinary course of business and on substantially the same terms as those available to unrelated parties. These relationships meet the Board’s categorical standards for independence. See “Corporate Governance and Board Matters – Independence.”

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         56

Total System Services, Inc.

On December 31, 2007, pursuant to an Agreement and Plan of Distribution, CB&T, a wholly owned banking subsidiary of Synovus, distributed its approximately 80.8% ownership interest in TSYS to Synovus and Synovus distributed all of those shares to Synovus shareholders in its spin-off of TSYS. After this time, TSYS became a fully independent, publicly owned company. Philip Tomlinson, a director of Synovus, is the Chairman of the Board and Chief Executive Officer of TSYS.

During 2011, TSYS provided electronic payment processing services and other card-related services to certain banking subsidiaries of Synovus for payments of $12,410,606. Synovus and its subsidiaries also paid TSYS an aggregate of $1,212,266 in miscellaneous reimbursable items such as data links, network services and postage, primarily related to processing services, in 2011.

In addition, Synovus and CB&T leased office space from TSYS in 2008 under various lease agreements, resulting in aggregate payments of $601,655 to TSYS during 2011. CB&T and other Synovus subsidiaries also paid subsidiaries of TSYS $147,828 for printing services in 2011.

All of the transactions set forth above between TSYS and Synovus and its subsidiaries are comparable to those provided by between similarly situated unrelated third parties in similar transactions. The payments to Synovus by TSYS and the payments to TSYS by Synovus represent less than 2% of TSYS’ 2011 gross revenues.

W.C. Bradley Co.

Synovus leased various properties in Columbus, Georgia from W.C. Bradley Co. for office space and storage during 2011. The aggregate rent paid for this leased space was $2,739,576. The terms of the lease agreements are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

Synovus is a party to a Joint Ownership Agreement with TSYS and W.C.B. Air L.L.C. pursuant to which they jointly own or lease aircraft. W.C. Bradley Co. owns all of the limited liability interests of W.C.B. Air. The parties have each agreed to pay fixed fees for each hour they fly the aircraft owned and/or leased pursuant to the Joint Ownership Agreement. Synovus paid $1,421,752 for use of the aircraft during 2011. The charges payable by Synovus in connection with its use of this aircraft approximate charges available to unrelated third parties in the State of Georgia for use of comparable aircraft for commercial purposes.

James H. Blanchard and James D. Yancey, directors of Synovus, are directors of W.C. Bradley Co. Stephen T. Butler, a nominee to the Board, is the Chairman of the Board of W.C. Bradley Co. The payments to W.C. Bradley Co. by Synovus and its subsidiaries and the payments to Synovus and its subsidiaries by W.C. Bradley Co. represent less than 2% of W.C. Bradley Co.’s 2011 gross revenues.

Other Related Party Transactions

During 2011, a banking subsidiary of Synovus leased office space in Daniel Island, South Carolina from DIBS Holdings, LLC for $161,388. Frank W. Brumley, a director of Synovus, is managing member of and holds a 30% equity interest in DIBS Holdings, LLC. The terms of the lease agreement are comparable to those provided for between similarly situated unrelated third parties in similar transactions.

William Russell Blanchard, a son of director James H. Blanchard, was employed by a division of Synovus as a regional chief executive officer during 2011. William Russell Blanchard received $237,260 in compensation during 2011. The compensation received by Mr. Blanchard is determined under the standard compensation practices of Synovus.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         57

PRINCIPAL SHAREHOLDERS

The following table sets forth the number of shares of Synovus common stock held by the only known holders of more than 5% of the outstanding shares of Synovus common stock as of December 31, 2011.

Name and Address of Beneficial Owner	Shares of Synovus Stock Beneficially Owned as of 12/31/11		Percentage of Outstanding Shares of Synovus Stock Beneficially Owned as of 12/31/11

Synovus Trust Company, N.A.(1)	47,035,079	(2)	5.99%

1148 Broadway

Columbus, Georgia 31901

(1)  The shares of Synovus stock held by Synovus Trust Company are voted by the President of Synovus Trust Company.

(2)  As of December 31, 2011, the banking, brokerage, investment advisory and trust company subsidiaries of Synovus, including Synovus Bank through its wholly owned subsidiary, Synovus Trust Company, held in various fiduciary or advisory capacities a total of 47,162,075 shares of Synovus stock as to which they possessed sole or shared voting or investment power. Of this total, Synovus Trust Company held 41,881,885 shares as to which it possessed sole voting power, 45,045,740 shares as to which it possessed sole investment power, 294,098 shares as to which it possessed shared voting power and 1,784,312 shares as to which it possessed shared investment power. The other banking, brokerage, investment advisory and trust subsidiaries of Synovus held 126,996 shares as to which they possessed sole or shared investment power. Synovus and its subsidiaries disclaim beneficial ownership of all shares of Synovus stock which are held by them in various fiduciary, advisory, non-advisory or agency capacities.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         58

SECTION 16(a) BENEFICIAL

OWNERSHIP REPORTING

COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Synovus’ officers and directors, and persons who own more than ten percent of Synovus stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Synovus with copies of all Section 16(a) forms they file.

To Synovus’ knowledge, based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Synovus believes that during the fiscal year ended December 31, 2011 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Mr.  Stelling had one transaction that was inadvertently reported late.

SHAREHOLDER PROPOSALS AND

NOMINATIONS

In order for a shareholder proposal to be considered for inclusion in Synovus’ Proxy Statement for the 2013 Annual Meeting of Shareholders, the written proposal must be received by the Corporate Secretary of Synovus at the address below. The Corporate Secretary must receive the proposal no later than November 16, 2012. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Synovus Financial Corp.

1111 Bay Avenue, Suite 500

Columbus, Georgia 31901

For a shareholder proposal that is not intended to be included in Synovus’ Proxy Statement for the 2013 Annual Meeting of Shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than December 27, 2012 and not later than January 26, 2013. The notice of a proposed item of business must provide information as required in the bylaws of Synovus which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.

The notice of a proposed director nomination must provide information as required in the bylaws of Synovus which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee, as well as information on any hedging activities or derivative positions held by the nominee with respect to Synovus shares. It must also include the information that would be required to be disclosed in the solicitation of proxies for the election of a director under federal securities laws. You must submit the nominee’s consent to be elected and to serve as well as a statement whether each nominee, if elected, intends to tender promptly following such person’s failure to receive the required vote for election or re-election, an irrevocable resignation effective upon acceptance by the Board of Directors, in accordance with Synovus’ Corporate Governance Guidelines. A copy of the bylaw requirements will be provided upon request to the Corporate Secretary at the address above.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         59

GENERAL INFORMATION

Financial Information

A copy of Synovus’ 2011 Annual Report accompanies this Proxy Statement or, in the case of shareholders who receive Notice and Access, is available on the website with the Proxy Statement. Additional copies of the 2011 Annual Report, without exhibits, will be furnished, without charge, by writing to the Corporate Secretary, Synovus Financial Corp., 1111 Bay Avenue, Suite 500, Columbus, Georgia 31901. The 2011 Annual Report is also available on Synovus’ home page on the Internet at www.synovus.com under the “Financial Reports — SEC Filings” link on the “Investor Relations” page.

Solicitation of Proxies

Synovus will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Synovus by directors, officers or employees by mail, in person or by telephone, facsimile or other electronic means. Synovus will reimburse brokerage firms, nominees, custodians, and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners. In addition, we have retained Phoenix Advisory Group LLC to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions and, in certain cases, by other holders. Such solicitation may be made through the use of mails, by telephone or by personal calls. The anticipated cost of the services of Phoenix Advisory Group is $12,500 plus expenses.

Householding

The Securities and Exchange Commission’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement to those shareholders. This method of delivery, often referred to as householding, should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. Synovus and certain intermediaries are householding proxy materials for shareholders of record in connection with the Annual Meeting. This means that:

•

Only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary;

•

You can contact Synovus by calling (706) 649-5220 or by writing Director of Investor Relations, Synovus Financial Corp., P.O. Box 120, Columbus, Georgia 31902 to request a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and Proxy Statement for the 2011 Annual Meeting and for future meetings or, if you are currently receiving multiple copies, to receive only a single copy in the future or you can contact your bank or broker to make a similar request; and

•

You can request delivery of a single copy of the Notice of Internet Availability of Proxy Materials, Annual Report or Proxy Statements from your bank or broker if you share the same address as another Synovus shareholder and your bank or broker has determined to household proxy materials.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         60

Appendix A	Synovus Financial Corp. Director
Independence Standards

The following independence standards have been approved by the Board of Directors and are included within Synovus’ Corporate Governance Guidelines.

A majority of the Board of Directors will be directors that the Board of Directors has affirmatively determined meet the criteria for independence required by the NYSE and the Corporate Governance Guidelines.

A.	Categorical Standards for Director Independence

The Corporate Governance and Nominating Committee will make recommendations to the Board annually as to the independence of directors as defined by the NYSE. To be considered independent under the NYSE Listing Standards, the Board must determine that a director does not have any direct or indirect material relationship with the Company. The Board has established the following standards to assist it in determining director independence. A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company or an immediate family member is, or has been within the last three years, an executive officer of the Company.

•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). (Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) is not taken into consideration under this independence standard).

(A) The director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (The principal amount of loans made by the Company to any director or immediate family member shall not be taken into consideration under this independence standard; however, interest payments or other fees paid in association with such loans would be considered payments.)

The following relationships will not be considered to be material relationships that would impair a director’s independence:

•

The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services (including financial services) in an amount which, in the prior fiscal year, is less than the greater of $1 million, or 2% of such other company’s consolidated gross revenues. (In the event this threshold is exceeded, and where applicable in the standards set forth below, the three year “look back” period referenced above will apply to future independence determinations).

•

The director or an immediate family member of the director is a partner of a law firm that provides legal services to the Company and the fees paid to such law firm by the Company in the prior fiscal year were less than the greater of $1 million, or 2% of the law firm’s total revenues.

•

The director or an immediate family member of the director is an executive officer of a tax exempt organization and the Company’s contributions to the organization in the prior fiscal year were less than the greater of $1 million, or 2% of the organization’s consolidated gross revenues.

•

The director received less than $120,000 in direct compensation from the Company during the prior twelve month period, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         A-1

•

The director’s immediate family member received in his or her capacity as an employee of the Company (other than as an executive officer of the Company), less than $250,000 in direct compensation from the Company in the prior fiscal year, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•

The director or an immediate family member of the director has, directly, in his or her individual capacities, or, indirectly, in his or her capacity as the owner of an equity interest in a company of which he or she is not an employee, lending relationships, deposit relationships or other banking relationships (such as depository, trusts and estates, private banking, investment banking, investment management, custodial, securities brokerage, insurance, cash management and similar services) with the Company provided that:

1.

Such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

2.	With respect to extensions of credit by the Company’s subsidiaries:

(a)

such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve, Sections 23A and 23B of the Federal Reserve Act and Section 13(k) of the Securities Exchange Act of 1934; and

(b)	no event of default has occurred under the extension of credit.

For relationships not described above or otherwise not covered in the above examples, a majority of the Company’s independent directors, after considering all of the relevant circumstances, may make a determination whether or not such relationship is material and whether the director may therefore be considered independent under the NYSE Listing Standards. The Company will explain the basis of any such determinations of independence in the next proxy statement.

For purposes of these independence standards an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

For purposes of these independence standards “Company” includes any parent or subsidiary in a consolidated group with the Company.

B.	Additional Criteria for Independent Audit Committee and Compensation Committee Members

In addition to being independent as determined under the Categorical Standards for Independence set forth in “A” above,

•

members of the Audit Committee shall not (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than directors’ fees or (b) be an “affiliated person” of the Company or any or its subsidiaries, all as set forth in Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•

members of the Compensation Committee must qualify as “outside directors” as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended, and “non-employee directors” as such term is defined under Rule 16b-3 promulgated under the Exchange Act.

SYNOVUS FINANCIAL CORP. – 2012 Proxy Statement         A-2

SYNOVUS FINANCIAL CORP. POST OFFICE BOX 120 COLUMBUS, GA 31902-0120	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M41729-P19884-Z57096 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SYNOVUS FINANCIAL CORP.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” ITEMS 1A THROUGH 1O AND “FOR” ITEMS 2, 3 AND 4.

The Board of Directors recommends you vote FOR the following proposals:

1.	To elect the following 15 nominees as directors:	For	Against	Abstain
	1A. Catherine A. Allen	☐	☐	☐
	1B. Frank W. Brumley	☐	☐	☐
	1C. Stephen T. Butler	☐	☐	☐			For	Against	Abstain
	1D. Elizabeth W. Camp 1E. T. Michael Goodrich 1F. V. Nathaniel Hansford 1G. Mason H. Lampton 1H. Jerry W. Nix	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐	2. 3. 4.

To approve the compensation of Synovus’ named executive officers as determined by the Compensation Committee.

To re-approve the material terms of performance goals under the Synovus Financial Corp. 2007 Omnibus Plan.

To ratify the appointment of KPMG LLP as Synovus’ independent auditor for the year 2012.

							☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐
	1I. H. Lynn Page 1J. Joseph J. Prochaska, Jr. 1K. J. Neal Purcell	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

CERTIFICATE OF OWNER

INSTRUCTIONS: Please provide the required information. THIS CERTIFICATE MUST BE SIGNED TO BE VALID. All owners should sign. If you do not complete and sign this Certificate of Owner, your shares covered by the Proxy will be voted on the basis of one vote per share.

	1L. Kessel D. Stelling	☐	☐	☐		5A.	Are you the beneficial owner, in all capacities, of more than 1,139,063 shares of Synovus Common Stock?	Yes	No
	1M. Melvin T. Stith 1N. Philip W. Tomlinson	☐ ☐	☐ ☐	☐ ☐			If you answered “NO,” to Question 5A, do not answer Question 5B or 5C. Your shares represented by the Proxy are entitled to ten votes per share.	☐	☐
	1O. James D. Yancey	☐	☐	☐		5B.	If your answer to Question 5A was “Yes,” have you acquired more than 1,139,063 shares of Synovus Common Stock since February 16, 2008 (including shares received as a stock dividend)?	☐	☐
If you answered “NO,” to Question 5B, do not answer Question 5C. Your shares represented by the Proxy are entitled to ten votes per share.
5C.

If your answer to Question 5B was “YES,” please describe below the date and nature of your acquisition of all shares of Synovus Common Stock you have acquired since February 16, 2008 (including shares received as a stock dividend). Your response will determine which of the shares represented by the Proxy will be entitled to ten votes per share.

Signature [PLEASE SIGN ON LINE] ****NOTE THAT YOU MUST SIGN ABOVE TO HAVE THE SHARES VOTED ON THE BASIS OF TEN VOTES PER SHARE****

Signature [PLEASE SIGN WITHIN BOX]	Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2011 Annual Report are available at www.proxyvote.com.

M41730-P19884-Z57096

SYNOVUS FINANCIAL CORP. POST OFFICE BOX 120, COLUMBUS, GEORGIA 31902-0120 2012 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

By signing on the reverse side, I hereby appoint Thomas J. Prescott and Liliana C. McDaniel as Proxies, each of them singly and each with power of substitution, and hereby authorize them to represent and to vote as designated on the reverse side all the shares of common stock of Synovus Financial Corp. held on record by me or with respect to which I am entitled to vote on February 16, 2012 at the 2012 Annual Meeting of Shareholders to be held on April 26, 2012 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ANY PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

The Board of Directors is not aware of any matters likely to be presented for action at the 2012 Annual Meeting of Shareholders other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.

By signing on the reverse side, I acknowledge receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revoke all Proxies previously given by me for the ANNUAL MEETING.

IN ADDITION TO VOTING AND SIGNING THE PROXY, YOU MUST ALSO COMPLETE AND SIGN THE CERTIFICATION ON THE REVERSE SIDE OF THIS CARD TO BE ENTITLED TO TEN VOTES PER SHARE.

To the best of my knowledge and belief, the information provided herein is true and correct. I understand that the Board of Directors of Synovus Financial Corp. may require me to provide additional information or evidence to document my beneficial ownership of these shares and I agree to provide such evidence if so requested.

PLEASE COMPLETE AND SIGN THE CERTIFICATION
ON THE REVERSE SIDE OF THIS CARD
(Continued and to be marked, dated, and signed on the other side)